Filed Pursuant to Rule 424(b)(3)

Registration No. 333-280061

PROSPECTUS SUPPLEMENT NO. 6

(To Prospectus dated June 24, 2024)

Plus Therapeutics Inc.

This prospectus supplement updates and supplements the prospectus, dated June 24, 2024 (as supplemented to date, the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-280061). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 18, 2025 (the “Current Report”). Accordingly, we have attached the Form 8-K to this prospectus supplement.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our common stock, par value $0.001 per share (“Common Stock”) is listed on The Nasdaq Capital Market LLC under the symbols “PSTV”. On February 14, 2025, the closing price of our Common Stock was $1.24.

We are a “smaller reporting company” for purposes of federal securities laws and are subject to reduced public company reporting requirements. Accordingly, the information in the Prospectus and this prospectus supplement may not be comparable to information provided by companies that are not smaller reporting companies.

Our business and investment in our Common Stock involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 13 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 18, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 13, 2025

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756

(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Private Placement

On February 13, 2025 (the “Closing Date”), Plus Therapeutics, Inc. (the “Company”) entered into a Securities Purchase and Exchange Agreement (the “SPEA”) with certain existing accredited investors (the “Purchasers”). Pursuant to the SPEA, on the Closing Date the Company issued secured convertible promissory notes (the “Funding Notes”) in the aggregate principal amount of $3,362,251 together with common stock purchase warrants (the “Warrants”) to purchase 3,002,009 shares of the Company common stock, par value $0.001 (the “Common Stock”) at an exercise price of $1.12 per share (the “Warrant Exercise Price”). The aggregate purchase price for the Funding Note and Warrants was approximately $3.7 million (the “Aggregate Purchase Price”) and included payment of $0.125 per Warrant in accordance with the Nasdaq Listing Rules.

The Funding Notes mature on February 13, 2026, and bear interest at a rate of 10% per annum, subject to increase upon Events of Default.

The Warrants are exercisable for five-years from the date of issuance.

Secured Interest

The obligations of the Company under the SPEA and the Notes (as defined below) are secured by a pledge of substantially all of assets of the Company pursuant to a security agreement, dated as of the Closing Date, among the Company, CNSide Diagnostics, LLC (a subsidiary of the Company, “CNSide”), and Iroquois Master Fund Ltd., as collateral agent for the Purchasers (the “Security Agreement), subject to certain exceptions. The Security Agreement contains certain customary affirmative and negative covenants, including limitations on the Company’s and CNSide’s ability to dispose of assets, subject to customary exceptions. The repayment of the Company’s obligations under the SPEA and Notes are guaranteed pursuant to a subsidiary guarantee, dated as of the Closing Date (the “Subsidiary Guarantee”), by and among CNSide and the Purchasers.

Mandatory Conversion

In the event of a Common Stock financing by the Company on or before March 31, 2025, in which the Company receives at least $10.0 million in gross proceeds and that meets certain other conditions specified in the SPEA (a “Qualified Financing”), at the election of the Company seventy-five percent of the principal amount and interest of the Funding Notes, or at the election of the Purchaser, all of the principal amount and interest of the Funding Notes, will convert into the securities issued in the Qualified Financing (the “Mandatory Conversion”). The Mandatory Conversion does not apply, however, in the event that per share of Common Stock price in the Qualified Financing is $2.00 or greater (the “Maximum Amount”).

Upon a consummation of a Qualified Financing, any portion of the Funding Notes not mandatorily converted in the Qualified Financing by the Company, at each Purchaser’s option, will either be voluntarily converted into such securities issued in the Qualified Financing or redeemed in cash.

Voluntary Conversion

Each Funding Note is convertible at any time after the Closing Date, at the option of each Purchaser, subject to certain exceptions set forth in the Funding Notes, into shares of Common Stock, or to comply with certain beneficial ownership limitations, into pre-funded warrants (the “Pre-Funded Warrants”), exercisable immediately at an exercise price of $0.001 per share. The initial conversion price for the Funding Notes is $1.12 per share (the “Conversion Price”).

Anti-Dilution

Subject to obtaining stockholder approval, the Conversion Price and the Warrant Exercise Price are subject to anti-dilution protection upon any subsequent transaction at a fixed price lower than the Conversion Price or Warrant Exercise Price, as applicable, then in effect and standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction.

Covenants

The Funding Notes provide for certain customary negative covenants regarding the incurrence of certain indebtedness, the creation of liens, the repayment of indebtedness, the payment of cash or assets in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

Company Optional Redemption Rights

Subject to Equity Conditions (as such term is defined in the Funding Notes), each Funding Note may be prepaid, at the option of the Company, in whole or in part, by paying in cash to the Purchaser the Mandatory Default Amount (as such term is defined in the Funding Notes) or 120% of the principal amount of the Funding Note, together with any accrued and unpaid interest and unpaid late charges thereon. In addition, the Company may prepay each Funding Note upon a Fundamental Transaction (as such term is defined in the Funding Notes) or a Change of Control Transaction (as such term is defined in the Funding Notes), provided that shares of Common Stock issuable pursuant to the Funding Notes are then registered under an effective registration statement, by paying to the Purchasers the Mandatory Default Amount.

Terms of the SPEA

The SPEA contains certain representations and warranties, covenants and indemnities customary for similar transactions.

Under the SPEA, the Company agreed, among other conditions, to not effect or enter an agreement to effect any variable rate transaction, except for certain exempt issuances of equity securities, until the later of the two year anniversary of the Closing Date or such date that the Notes are no longer outstanding. The Company also agreed to hold a stockholder meeting by no later than May 30, 2025, to seek approvals for future adjustments of the Warrant Exercise Price and Conversion Price for anti-dilution adjustments and similar matters, the reduction of the exercise price of the Warrants by $0.125, the extension of the period of exercise for the Series B common warrants issued pursuant to the May 2024 Purchase Agreement until five years from the original issue date of those warrants, and other matters necessary for compliance with Nasdaq Listing Rule 5635(d) (the “Stockholder Approvals”). Pursuant to the SPEA, the Company will be obligated to continue to seek the Stockholder Approvals at least three times each year until the Stockholder Approvals are obtained.

In addition, the Company granted the Purchasers participation rights in future offerings of Common Stock or Common Stock Equivalents (as such term is defined in the SPEA) for cash consideration, during the later of 18 months after the Closing Date or such time as less than 50% of the Warrants remain outstanding, in an amount of up to 50% of the securities being sold in such offerings.

Exchange Notes

As previously disclosed, the Company entered into that certain securities purchase agreement, dated May 5, 2024, as amended on May 8, 2024 (the “May 2024 Purchase Agreement”), with the Purchasers, among other investors, for the private placement of securities, including Series A common warrants (“Series A Warrants”) to purchase an aggregate of up to 3,591,532 shares of common stock. The May 2024 Purchase Agreement included certain limitations and restrictions on the Company’s ability to issue securities and provided the Purchasers and the other investors signatories to the May 2024 Purchase Agreement participation rights in future equity and equity-linked offerings of securities, subject to certain limited exceptions (the “Financing Restrictions”). On the Closing Date, pursuant to the SPEA, the Company issued to the Purchases secured convertible promissory notes in the aggregate amount of $3,188,922 (the “Exchange Notes” and together with the Funding Notes, the “Notes”) in exchange for cancellation of the Series A Warrants of the Purchasers, and the Purchasers entered into a second amendment to the May 2024 Purchase Agreement to eliminate the Financing Restrictions (the “Financing Waiver”).

The terms and conditions of the Exchange Notes are substantially identical in all material respects to the Funding Notes, except that the Mandatory Conversion applies to all of the principal amount of the Exchange Notes instead of being limited to seventy-five percent, and the Maximum Amount does not apply. The Security Agreement and Subsidiary Guarantee also apply to the obligations under the Exchange Notes.

Registration Rights Agreement

In connection with the SPEA, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of the Closing Date, with the Purchasers, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “Commission”) covering the resale of the shares of Common Stock issuable pursuant to the Notes and Warrants (the “Registration Statement”) at the earlier of the fifteenth calendar day after the Company has filed its Annual Report on Form 10-K for the calendar year ended December 31, 2024, or April 15, 2025 (the “Filing Due Date”), and to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than June 30, 2025 (the “Effectiveness Due Date”), provided, however, that the Effectiveness Due Date for the shares of common stock issuable under the Exchange Notes is the earlier of the fifteenth calendar day after the Company has filed its Annual Report on Form 10-K for the calendar year ended December 31, 2024, or April 15, 2025. In addition, pursuant to the Registration Rights Agreement, the Company is required to use its reasonable best efforts to keep the Registration Statement continuously effective from the date on which the Commission declares the Registration Statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been sold pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), under Rule 144 as promulgated by the Commission under the Securities Act (“Rule 144”), or otherwise shall have ceased to be Registrable Securities.

In the event that (i) the Company fails to file the Registration Statement by the Filing Due Date, (ii) the Company fails to file with the Commission a request for acceleration of the Registration Statement within 5 Trading Days (as such term is defined in the Registration Rights Agreement) of the date that the Company is notified by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, (iii) the Registration Statement is not declared effective on or prior to the Effectiveness Due Date, (iv) after being declared effective, (A) the Registration Statement ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (B) the holders are not permitted to utilize the prospectus in the Registration Statement to sell Registrable Securities, other than certain allowed delays, or (v) an allowed delay exceeds beyond the length permitted for an allowed delay, then the Company has agreed (unless the Registrable Securities are freely tradable pursuant to Rule 144) to make payments to each Purchaser as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such holder in the Registrable Securities, subject to a 12% cap in the aggregate as set forth in the Registration Rights Agreement.

The Company has granted the Purchasers customary indemnification rights in connection with the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing descriptions of the SPEA, Funding Notes, Exchange Notes, Security Agreement, Subsidiary Guarantee, Warrants, Pre-Funded Warrants, Financing Waiver, and Registration Rights Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as exhibits, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the SPEA and Notes is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the sale and issuance of the securities is incorporated herein by reference into this Item 3.02.

The Company issued the Exchange Notes in reliance on the exemption from registration afforded by Section 3(a)(9) of the Securities Act, The Company otherwise sold the securities to “accredited investors,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder, and corresponding provisions of state securities or “blue sky” laws. The Purchasers represented that they were acquiring the securities pursuant to the SPEA for investment only and not with a view towards the resale or distribution thereof in violation of the Securities Act. Accordingly, the securities issued pursuant to the SPEA have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 7.01 Regulation FD Disclosure.

On February 18, 2025, the Company issued a press release announcing the private placement and exchange described above and a $2.0 million advance payment from the Cancer Prevention and Research Institute of Texas (CPRIT), as part of its existing $17.6 million grant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

4.1	Form of Pre-Funded Warrant

4.2	Form of Warrant issued pursuant to the Securities Purchase and Exchange Agreement, dated February 13, 2025, by and among Plus Therapeutics, Inc. and the purchasers named therein

10.1*	Securities Purchase and Exchange Agreement, dated February 13, 2025, by and among Plus Therapeutics, Inc. and the purchasers named therein

10.2	Form of Secured Convertible Note for Funding Notes issued pursuant to the Securities Purchase and Exchange Agreement, dated February 13, 2025, by and among Plus Therapeutics, Inc. and the purchasers named therein

10.3	Form of Secured Convertible Note for Exchange Notes issued pursuant to the Securities Purchase and Exchange Agreement, dated February 13, 2025, by and among Plus Therapeutics, Inc. and the purchasers named therein

10.4*	Security Agreement, dated February 13, 2025, by and among Plus Therapeutics, Inc., CNSide Diagnostics, LLC, and Iroquois Master Fund Ltd., as collateral agent for the purchasers named therein

10.5	Subsidiary Guarantee, dated as of February 13, 2025, by and among CNSide Diagnostics, LLC and the purchasers named therein

10.6	Registration Rights Agreement, dated February 13, 2025, by and among Plus Therapeutics, Inc. and the purchasers named therein

10.7	Second Amendment to Securities Purchase Agreement, dated May 5, 2024, as amended on May 9, 2024, by and among Plus Therapeutics, Inc. and the purchasers named therein

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*

Schedules and exhibits have been Omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the Omitted schedules or exhibits upon request by the Securities and Exchange Commission; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D. President and Chief Executive Officer

Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PRE-FUNDED COMMON STOCK PURCHASE WARRANT

PLUS THERAPEUTICS, INC.

Warrant Shares:	Initial Exercise Date: [__], 2025

THIS PRE-FUNDED WARRANT TO PURCHASE SHARES OF COMMON STOCK (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”), but not thereafter, to subscribe for and purchase from Plus Therapeutics, Inc., a Delaware corporation (the “Company”), up to ______ shares of common stock, par value $0.001 per share (the “Common Stock”) (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

This Warrant was issued pursuant to the terms and conditions of the Exchange Note or Funding Note sold under that Securities Purchase and Exchange Agreement, dated February 13, 2025 (each a “Purchase Agreement”), by and among the Company and the purchasers signatory thereto.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Day(s) comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the number of Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares purchasable hereunder and the Warrant has been exercised in full, at which time the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the Warrant Shares issuable in connection with the final Notice of Exercise are delivered by the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares purchasable hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder by the number of Warrant Shares equal to the applicable number of Warrant Shares purchased in connection with such partial exercise. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and

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the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 9:00 a.m. (New York City time) on the Initial Exercise Date, which may be delivered at any time after the time of execution of the Purchase Agreement, the Company agrees to deliver, or cause to be delivered, the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date, and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time will be less than the amount stated on the face hereof.

(b) Exercise Price. The consideration for the receipt of this Warrant, except for a nominal exercise price of $0.001 per Warrant Share, was paid to the Company in connection with the issuance and sale of the Exchange Note and Funding Note, and, consequently, no additional consideration (other than the nominal exercise price of $0.001 per Warrant Share) shall be required to be paid by the Holder to the Company to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever, including in the event this Warrant shall not have been exercised prior to the Termination Date. The remaining unpaid exercise price per Warrant Share under this Warrant shall be $0.001, subject to adjustment hereunder (the “Exercise Price”).

(c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at any time while this Warrant is outstanding by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing (A-B) (X) by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the VWAP of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted

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for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to, or resale of, the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate (if such shares are certificated), registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Day(s) comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”), in each case subject to delivery of the aggregate Exercise Price to the Company (if applicable). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. If the Company fails to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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iii. Rescission Rights. Except in connection with an exercise on the Initial Exercise Date, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence satisfactory to the Company with respect to the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. As to any fraction of a Warrant Share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election and in lieu of the issuance of such fractional Warrant Share, either (i) pay cash in an amount equal to such fraction multiplied by the Exercise Price or (ii) round up to the next whole Warrant Share.

vi. Charges, Taxes and Expenses. The issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Notice of Exercise shall be accompanied by the Assignment Form, attached hereto as Exhibit B, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto and this Warrant shall be surrendered to the Company and, if any portion of this Warrant remains unexercised, a new Warrant in the form hereof shall be delivered to the assignee. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of

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Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be [4.99%]/[9.99%] of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant remains unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(b) Subsequent Rights Offerings. In addition to (but without duplication of) any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of its Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than a dividend or other distribution of the type described in Section 3(a) above (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than a transaction solely to change the domicile of the Company), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation

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in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share of Common Stock, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party (other than a transaction solely to change the domicile of the Company), any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or

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warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(g) Delayed Delivery. Notwithstanding anything herein to the contrary, on the Termination Date, if the conditions of a cashless exercise are otherwise met, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c), and if the exercise of the Warrant pursuant to this sentence would be prevented by the application of the Beneficial Ownership Limitation, then such exercise shall be delayed until the soonest date or dates when such Warrant Shares may be permissibly be delivered without exceeding the Beneficial Ownership Limitation notwithstanding the prior occurrence of the Termination Date.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to the Holder’s appropriate compliance with the restrictive legend on this Warrant and to the provisions set forth in the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant or the remaining unexercised portion of this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. Subject to compliance with applicable securities laws, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 4.1 of the Purchase Agreement.

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(e) Representation by Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant. For the avoidance of doubt, except as expressly set forth in this Warrant, in no event does this agreement result in the Company having an obligation to issue cash or other assets to the Holder.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares underlying this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued and delivered as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares underlying this Warrant, which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

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Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and if the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable and documented attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any share of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

PLUS THERAPEUTICS, INC.

By:
Name:
Title:

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EXHIBIT A

NOTICE OF EXERCISE

TO: PLUS THERAPEUTICS, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

If applicable, the Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

SIGNATURE OF HOLDER

Name of Investing Entity

Signature of Authorized Signatory of Investing Entity

Name of Authorized Signatory

Title of Authorized Signature

Date

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EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:

(Please Print)

Phone Number

Email Address:

Dated:

Holder’s Signature

Holder’s Address

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Exhibit 4.2

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

FORM OF COMMON STOCK PURCHASE WARRANT

PLUS THERAPEUTICS, INC.

Warrant Shares:	Issue Date: February 13, 2025

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ________________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Plus Therapeutics, Inc., a Delaware corporation (the “Company”), up to ________________ shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The purchase price of one Warrant Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase and Exchange Agreement (the “Purchase Agreement”), dated February 13, 2025, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A-1 (the “Notice of Exercise”). On the last Trading Day of the applicable Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date said Notice of Exercise is delivered to the Company, the Holder shall deliver payment of the aggregate Exercise Price of the shares thereby purchased pursuant to the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank or, if available, pursuant to the cashless exercise procedure specified in Section 2(c) below if specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within five (5) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $1.12, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. Notwithstanding anything herein to the contrary, if at any time after the six-month anniversary of the Closing Date, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing (A-B) (X) by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered to the Company within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

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“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the foregoing does not apply, the bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such Common Stock as reported by Bloomberg as of such time of determination, (c) if no bid price is reported for the Common Stock by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for the Common Stock as reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) (the “Pink Sheets”) as of such time of determination, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the foregoing does not apply, the bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such Common Stock as reported by Bloomberg as of such time of determination, (c) if no bid price is reported for the Common Stock by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for the Common Stock as reported in the Pink Sheets as of such time of determination, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Notwithstanding anything herein to the contrary, on the Termination Date, if the conditions of a cashless exercise are otherwise met, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c), and if the exercise of the Warrant pursuant to this sentence would be prevented by the application of the Beneficial Ownership Limitation, then such exercise pursuant to this sentence shall be delayed until the soonest date or dates when such Warrant Shares may be permissibly delivered without exceeding the Beneficial Ownership Limitation notwithstanding the prior occurrence of the Termination Date.

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the

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name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”), in each case subject to delivery of the aggregate Exercise Price to the Company (if applicable). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. If the Company fails to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise by delivering written notice to the Company at any time prior to the Company delivering such Warrant Shares.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (other than any failure due solely to any action or

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inaction by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder was entitled to receive upon such exercise but did not receive (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver, but did not deliver, to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. As to any fraction of a Warrant Share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election and in lieu of the issuance of such fractional Warrant Share, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole Warrant Share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the

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payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.

To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.

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For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be [4.99%]/[9.99%] of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to (but without duplication of) any adjustments pursuant to Section 3(a) above, if at any time while this Warrant is outstanding the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all record holders of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the

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Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities (other than as contemplated by Section 3(a) above), property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Subsequent Equity Sales. Up to and including the Qualified Financing, at any time while this Warrant is outstanding and subject to obtaining Stockholder Approval, if the Company issues, sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition), or is deemed to have issued or sold, any shares of Common Stock or any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) for effective consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the announcement) of such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the higher of (i) the New Issuance Price or (ii) the Floor Price, provided, however, that no Exempt Issuance shall be considered a Dilutive Issuance. Notwithstanding the foregoing, if one or more Dilutive Issuances occurred prior to the Stockholder Approval being obtained, once the Stockholder Approval is obtained, the Exercise Price will automatically be reduced to equal the greater of (x) the lowest Applicable Price with respect to any Dilutive Issuance that occurred prior to the Stockholder Approval being obtained, and (y) the Floor Price.

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For purposes of this section:

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options, including the shares of Common Stock underlying the restricted stock units or options, to employees, officers, consultants or directors of the Company pursuant to any stock or option plan or arrangement duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issue Date, provided that such securities have not been amended since the Issue Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or anti-dilution provisions contained therein as disclosed in the SEC Reports) or to extend the term of such securities, (c) securities issued to a Strategic Party or pursuant to mergers, acquisitions or strategic transactions, including license and co-development agreements with third parties, approved by a majority of the disinterested directors of the Company, (d) securities in a transaction approved as an Exempt Issuance by Holders of sixty-six percent (66%) of the then outstanding Warrants issued pursuant to the Purchase Agreement, or (e) the Qualified Financing. “Strategic Party” means a Person (or the equityholders of a Person) that, itself or through its parents, subsidiaries or other Affiliates, engages in the life sciences or healthcare fields or is otherwise in a business synergistic with the business of the Company.

“Floor Price” means $0.224 (which price shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than a transaction solely to change the domicile of the Company), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Common Stock or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding shares of Common Stock or greater than 50% of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the

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occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to 100, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction, (D) the sum of the remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably

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satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(e) regardless of (i) whether the Company has sufficient authorized shares of Common Stock for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a

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party (other than a transaction solely to change the domicile of the Company), any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall contemporaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

h) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company; provided, however, that the Company agrees not to adjust the Exercise Price in any way that would violate the listing rules of the Nasdaq Stock Market.

i) Increase in Warrant Shares. Subject to obtaining Stockholder Approval, in the event the Exercise Price is reduced pursuant to Sections 3(d), 3(h) and 3(k), the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.

j) Delayed Delivery. Notwithstanding anything herein to the contrary, on the Termination Date, if the conditions of a cashless exercise are otherwise met, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c), and if the exercise of the Warrant pursuant to this sentence would be prevented by the application of the Beneficial Ownership Limitation, then such exercise shall be delayed until the soonest date or dates when such Warrant Shares may be permissibly be delivered without exceeding the Beneficial Ownership Limitation notwithstanding the prior occurrence of the Termination Date.

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k) Share Combination Event Adjustment. In addition to the adjustments set forth in this Section 3, subject to receipt of Shareholder Approval, if at any time on or after the Issue Date there occurs any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the Common Shares (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the lowest VWAP during the period commencing five (5) consecutive Trading Days immediately preceding and the five (5) consecutive Trading Days immediately following the Share Combination Event Date (the “Event Market Price”) (provided if the Share Combination Event is effective after close of Trading on the primary Trading Market, then commencing on the next Trading Day which period shall be the “Share Combination Adjustment Period”) is less than the Exercise Price then in effect (after giving effect to the adjustment in clause 3(a) above), then at the close of trading on the primary Trading Market on the last day of the Share Combination Adjustment Period, the Exercise Price then in effect on such 5th Trading Day shall be reduced (but in no event increased) to the Event Market Price and the number of Warrant Shares issuable upon exercise of this Warrant hereunder (such resulting number, the “Share Combination Issuable Shares”) shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price on the Issuance Date for the Warrant Shares then outstanding. Notwithstanding the foregoing, if one or more Share Combination Events occurs prior to the Shareholder Approval being obtained and the reduction of the Exercise Price to the Event Market Price, once the Shareholder Approval is obtained, the Exercise Price will automatically be reduced to the lowest Event Market Price with respect to any Share Combination Event that occurred prior to the Shareholder Approval being obtained and the Share Combination Issuable Shares will automatically be adjusted to equal the highest such number with respect to any Share Combination Event that occurred prior to the Shareholder Approval being obtained. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Exercise Price hereunder, no adjustment shall be made, and if this Warrant is exercised, on any given Exercise Date during the Share Combination Adjustment Period, solely with respect to such portion of this Warrant exercised on such applicable Exercise Date, such applicable Share Combination Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Exercise Date and the Event Market Price on such applicable Exercise Date will be the lowest VWAP of the Ordinary Shares immediately prior to the Share Combination Event Date and ending on, and including the Trading Day immediately prior to such Exercise Date.

Section 4. Transfer of Warrant.

a) Transferability. Subject to the Holder’s appropriate compliance with the restrictive legend on this Warrant and the transfer restrictions set forth herein and in the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b) New Warrants. Subject to compliance with applicable securities laws, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant. For the avoidance of doubt, except as expressly set forth in this Warrant, in no event does this agreement result in the Company having an obligation to issue cash or other assets to the Holder.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares underlying this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued and delivered as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares underlying the Warrant, which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and if the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by applicable state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable and documented attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any share of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

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n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

PLUS THERAPEUTICS, INC.

By:
Name:
Title:

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EXHIBIT A

NOTICE OF EXERCISE

TO: PLUS THERAPEUTICS, INC.

(1) The undersigned hereby elects to purchase     Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4) Accredited Investor. The undersigned is (i) an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

The Warrant Shares shall be delivered to the following DWAC Account Number:

SIGNATURE OF HOLDER

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:

(Please Print)

Phone Number:

Email Address:

Dated: ,

Holder’s Signature:

Holder’s Address:

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Exhibit 10.1

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

(NOTES)

This Securities Purchase and Exchange Agreement (this “Agreement”) is dated as of February 13, 2025, by and among Plus Therapeutics, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company securities, in each case as more fully described in this Agreement.

WHEREAS, the Company and the Purchasers, severally and not jointly, desire to exchange the Exchange Warrants for the Exchange Notes and delivery of the Financing Waiver, in each case as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Purchase Amount” means, as to each Purchaser, the aggregate amount equaling the Funding Note Purchase Price plus the Warrant Purchase Price to be paid for Securities purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Aggregate Purchase Amount,” in United States dollars and in immediately available funds.

“Authorized Share Failure” shall have the meaning ascribed to such term in Section 4.6.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(kk).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Closing” means the closing of (i) the purchase and sale of the Funding Notes and Warrants; and (ii) the Exchange on the Closing Date pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Aggregate Purchase Amount, (ii) the Company’s obligations to deliver the Securities, and (iii) the Exchange, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Hogan Lovells US LLP, with offices located at 609 Main Street, Suite 4200, Houston, TX 77002.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(oo).

“Effectiveness Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(m).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange” means the exchange of the Exchange Warrants and delivery of the Financing Waiver for the Exchange Notes as set forth in Section 2.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Notes” means the notes in the form annexed hereto as Exhibit A2 issued in exchange for the Exchange Warrants.

“Exchange Warrants” means those certain Series A common warrants held by some of the Purchasers as of the Closing.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options, including the shares of Common Stock underlying the restricted stock units or options, to employees, officers, consultants or directors of the Company pursuant to any stock or option plan or arrangement duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issue Date, provided that such securities have not been amended since the Issue Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or anti-dilution provisions contained therein as disclosed in the SEC Reports) or to extend the term of such securities, (c) securities issued to a Strategic Party or pursuant to mergers, acquisitions or strategic transactions, including license and co-development agreements with third parties, approved by a majority of the disinterested directors of the Company, (d) securities in a transaction approved as an Exempt Issuance by a Holder Majority, and (e) a Qualified Financing. “Strategic Party” means a Person (or the equityholders of a Person) that, itself or through its parents, subsidiaries or other Affiliates, engages in the life sciences or healthcare fields or is otherwise in a business synergistic with the business of the Company.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(ff).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(ff).

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(kk).

“Financing Waiver” means that certain Second Amendment to the May 2024 Purchase Agreement as set forth on Exhibit F.

“Funding Notes” means the notes in the form annexed hereto as Exhibit A1 issued in consideration of the Funding Note Purchase Price.

“Funding Note Purchase Price” means the aggregate amount to be paid for the Funding Notes hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Purchase Price,” in United States dollars and in immediately available funds.

“GAAP” means generally accepted accounting principles in the United States.

“G&M” shall mean Grushko & Mittman, P.C., with offices located at 1800 Rockaway Avenue, Suite 206, Hewlett, New York 11557, Attn: Edward M. Grushko, Esq., email: ed@grushkomittman.com.

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(m).

“Holder Majority” shall have the meaning ascribed to such term in Section 5.5.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(y).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(oo).

“IT Systems and Data” shall have the meaning ascribed to such term in Section 3.1(hh).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(d).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“May 2024 Purchase Agreement” means that certain Securities Purchase Agreement, dated May 5, 2024, as amended on May 8, 2024, by and among the Company and the purchasers named therein.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(ll).

“Nasdaq” shall mean The Nasdaq Stock Market LLC.

“Note(s)” shall mean the Exchange Notes and Funding Notes.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ii).

“Participation Deadline” shall have the meaning ascribed to such term in Section 4.12(c).

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.12(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(ff).

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Pre-Funded Warrant” means, collectively, the pre-funded Common Stock purchase warrants delivered to the Purchaser pursuant to the Notes in the form annexed hereto as Exhibit D.

“Pre-Funded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

“Pro Rata Portion” shall have the meaning ascribed to such term in Section 4.12(d).

“Proceeding” means any action, claim, suit, investigation or proceeding whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2.

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.2.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.5.

“Qualified Financing” shall have the meaning set forth on Schedule 1.1.

“Registration Rights Agreement” means that certain registration rights agreement between the Company and the Purchasers, entered into in connection with the transactions contemplated by this Agreement, a form of which is annexed hereto as Exhibit B. The Registration Rights Agreement will exclude Conversion Shares and Warrant Shares for so long as 3(a)(9) tacking and Rule 144 are available, provided that a legal opinion to such effect has been delivered promptly after the Exchange, but in no event later than the Filing Date (as defined in the Registration Rights Agreement).

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” mean, as of any date, the maximum aggregate number of shares of Common stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares and Conversion Shares issuable upon conversion in full of all Notes, ignoring any conversion or exercise limitation set forth therein.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes, the Warrants, the Warrant Shares and after conversion of the Notes shall include the Conversion Shares. Following the issuance of the Pre-Funded Warrants pursuant to the Notes, “Securities” shall include such Pre-Funded Warrants and Pre-Funded Warrant Shares, mutatis mutandis.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain security agreement by and among the Company and the Purchasers, entered into in connection with the transactions contemplated by this Agreement, a form of which is annexed hereto as Exhibit E.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act (but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock).

“Standard Settlement Period” shall have the meaning ascribed to such term in Section 4.1(d).

“Stockholder Approvals” shall have the meaning ascribed to such term in Section 4.8.

“Subsidiary” means each subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.12(a).

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.12(b).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Financing Waiver, Notes, Registration Rights Agreement, Security Agreement, Warrants, and, if issued, Pre-Funded Warrants, and all exhibits and schedules hereto or thereto.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., the current transfer agent of the Company, with offices located at 1717 Arch Street, Suite 1300, Philadelphia, Pennsylvania 19103, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of the Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means those certain Common Stock Purchase Warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof and in substantially the form of Exhibit C attached hereto.

“Warrant Purchase Price” equals $0.125 per Warrant and, as to each Purchaser, means the aggregate amount to be paid for Warrants hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Warrant Purchase Price” United Stated dollars and in immediately available funds.

“Warrant Shares” means the shares of Common Stock to be issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase up to an aggregate of $3,362,251 of Funding Notes as determined pursuant to Section 2.2(a). The Securities are being issued and sold pursuant to an exemption from Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D thereunder. Each Purchaser shall deliver to the Company via wire transfer immediately available funds equal to its Aggregate Purchase Amount and the Company shall deliver to each Purchaser its respective Funding Note and Warrants as determined pursuant to Section 2.2(a) of this Agreement, and the other items set forth in Section 2.2 of this Agreement at the Closing on the Closing Date. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall take place remotely by electronic transfer of the Closing documentation.

Additionally, for those Purchaser Holding Exchange Warrants as indicated on the Purchaser signature pages on the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to exchange and issue to such Purchasers, and such Purchasers, severally and not jointly, agree to exchange and deliver to the Company, the number of Exchange Warrants and the Financing Waiver and receive in exchange therefor an Exchange Note, with a principal amount equal to $0.90 per Exchange Warrant, in each case as set forth on a Purchaser’s signature page hereto (the “Exchange”).

2.2 Deliveries; Closing Conditions.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	the Registration Rights Agreement duly executed by the Company;

(iii)	the Security Agreement duly executed by the Company;

(iv)	the Company’s wire instructions, on Company letterhead and executed by the Company’s Chief Executive Officer or Chief Financial Officer;

(v)	the Financing Waiver duly executed by the Company;

(vi)	a Funding Note equal to such Purchaser’s Funding Note Purchase Price, registered in the name of such Purchaser;

(vii)	if applicable, an Exchange Note as indicated on the Purchaser’s signature page;

(viii)	a legal opinion of Company Counsel, in form and substance reasonably acceptable to the Purchasers, a form of which has previously been provided to the Purchasers;

(ix)

Warrants registered in the name of such Purchaser to purchase the number of shares of Common Stock set forth on such Purchaser’s signature page hereto (equal to one warrant for each Funding Note Conversion Share), with an exercise price equal to $1.12, subject to adjustment therein; and

(x)

A certificate executed on behalf of the Company by its Chief Financial Officer containing (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement and the other Transaction Documents and the transactions and actions contemplated hereby and thereby certifying to the Purchasers that such resolutions were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Closing Date executed on behalf of Company by its corporate secretary or one of its assistant corporate secretaries certifying the office of each officer of Company executing this Agreement, or any other agreement, certificate or other instrument executed pursuant hereto, and (iii) copies of (A) the Company’s Certificate of Incorporation and bylaws in effect on the Closing Date, and (B) the certificate evidencing the good standing of Company as of a day within five (5) Business Days prior to the Closing Date.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, the following:

(i)	this Agreement duly executed by such Purchaser;

(ii)	the Registration Rights Agreement duly executed by such Purchaser;

(iii)	if applicable, the Financing Waiver duly executed by such Purchaser;

(iv)	the Security Agreement duly executed by such Purchaser; and

(v)	such Purchaser’s Aggregate Purchase Amount.

(c) The respective obligations of the Company, on the one hand, and the Purchasers, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company);

(ii)

all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)

the delivery by the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) of the items set forth in Section 2.2(a) and (b) of this Agreement;

(iv)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)

from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser as of the date hereof:

(a) Subsidiaries. Each of the Company’s Subsidiaries as of the Closing Date is set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital shares or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, except where the failure to be so qualified or in good standing, as the case may be, could not have or could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in material violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors, or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws, operating agreement, or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.3 of this Agreement, (ii) notices and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities, (iii) the filing of Form D, if any, with the SEC and such filings as are required to be made under applicable state securities laws and (iv) the Stockholder Approvals (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized, and the Conversion Shares, Warrant Shares and Pre-Funded Warrant Shares when issued and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than the restrictions on transfer provided for in the Transaction Documents or the Securities.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth in the SEC Reports, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or the capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws where applicable, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. Except as disclosed in the SEC Reports, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the

SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth within the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) that would reasonably be expected to have a Material Adverse Effect (collectively, an “Action”). Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such certificates, authorizations or permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such expiration, termination or abandonment would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or its Subsidiaries and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls with the goal of providing reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with applicable securities laws and GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Except as set forth on Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Registration Rights. Except as set forth in this Agreement or in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act. Except as disclosed in the SEC Reports, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Capital Market or to deregister the Common Stock under the Exchange Act. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The shares of Common Stock are currently eligible for electronic transfer through The Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to The Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date and giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Securities under the Securities Act, or (ii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Tax Compliance. Except for matters that would not, individually in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(bb) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(cc) Accountants. The Company’s independent registered public accounting firm is BDO USA, P.C. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act.

(dd) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that, to the knowledge of the Company, each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that, to the knowledge of the Company, no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated by the Company and its representatives.

(ee) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the parties listed in Schedule 3.1(ee).

(ff) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(gg) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of such plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(hh) Cybersecurity. Except as would not reasonably be expected to result in a Material Adverse Effect (i) there has been no material security breach of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”); (ii) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach to its IT Systems and Data; (iii) the Company and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) the Company and its Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (v) the Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology.

(ii) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(kk) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(mm) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(nn) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to each Purchaser as an “accredited investor” within the meaning of Rule 501 under the Securities Act.

(oo) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to each Purchaser a copy of any disclosures provided thereunder.

(pp) Other Covered Persons. Except as set forth on Schedule 3.1(pp), the Company is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of the Purchasers in connection with the sale of any Securities.

(qq) Notice of Disqualification Event. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(rr) Acknowledgment Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 3.2(g) and Section 4.11 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the Exchange of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing Purchasers’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ss) Nasdaq Compliance. The Company represents that immediately upon the Closing, except as set forth in the SEC Reports, the Company will be in full compliance with the applicable rules and regulations of Nasdaq. The Company further represents that this transaction, as of the Closing Date and fulfillment of the terms contemplated herein, does not constitute a violation of the Nasdaq listing rules.

(tt) Shell Status. As of the date of this Agreement and the Closing Date, the Company is not a “shell company” nor a “former shell company” (as defined in Rule 405 of the Securities Act).

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself, himself or herself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser (i) understands that the Securities have not been registered under the Securities Act or any applicable state securities law; (ii) is acquiring the Securities as principal for its, his or her own account; and (iii) has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any such Securities in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it, he or she was, and as of the date hereof it, he or she is, and on each date on which it exercises any Warrants, it, he or she will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its, his or her representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet signed on behalf of the Company setting forth the material terms, which terms included definitive pricing terms, of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to exchange its Exchange Warrants for the Securities covered by this Agreement. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(h) Independent Advice. Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

(i) No Intent to Effect a Change of Control; Ownership. Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act and under the rules of the Nasdaq Capital Market.

The Company acknowledges and agrees that the representations contained in Section 3.1 and this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions; Legend; Removal of Legends.

(a) Reserved.

(b) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(c), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(c) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS NOT/HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. The Company agrees to cause such legend to be removed promptly following effectiveness of a Registration Statement (“Effectiveness Date”) and Conversion Shares and Warrant Shares being issued after the Effectiveness Date shall be free of all legends.

(d) Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(c) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), or (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants) without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company, at the Company’s cost and expense, shall cause its counsel to issue a legal opinion to the Transfer Agent promptly if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser. If all or any portion of a Warrant or Notes is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares and Conversion Shares, or if such Warrant Shares and Conversion Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 (assuming cashless exercise of the Warrants), or if the Warrant Shares or Conversion Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares or Conversion Shares, or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Warrant Shares or Conversion Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(d), the Company will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares or Conversion Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a book entry statement representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Warrant Shares and Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares or Conversion Shares issued with a restrictive legend.

(e) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, either (i) as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares and Conversion Shares (either (i) based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent, or (ii) the value of the Note portion being converted, whichever is greater) delivered for removal of the restrictive legend and subject to Section 4.1(d), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend or (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities for which a Purchaser has requested the legend to be removed and was so delivered to the Company if such security was in certificated form, by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Purchaser anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Warrant Shares or Conversion Shares (as the case may be) that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Warrant Shares or Conversion Shares (as the case may be) and ending on the date of such delivery and payment under this Section 4.1(e).

(f) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding

4.2 Furnishing of Information; Public Information. Until the later of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired or been exercised in full, the Company covenants to use its reasonable best efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. At any time during the period commencing from the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1%) of the value of the Conversion Shares and Warrant Shares (either (i) based on the VWAP of the Common Stock on the date such calculation is made, or (ii) the Conversion Price and/or Exercise Price for such shares, whichever is greater) then held by such Purchaser (or available for issuance pursuant to the terms of the Securities without regard to any exercise or conversion limitation set forth therein) and held by the Purchaser on the date of such Public Information Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Conversion Shares and Warrant Shares, as applicable, pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3 Securities Law Disclosure; Publicity. The Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby within the time required by the Exchange Act for filing a Current Report on Form 8-K, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be no further force or effect. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with such Purchaser regarding such disclosure.

4.4 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.5 Indemnification of Purchasers. Subject to the provisions of this Section 4.5, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed, or to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred; provided that, if any Purchaser Party is finally judicially determined not to be entitled to indemnification or payment under this Section 4.5, such Purchaser Party shall promptly reimburse the Company for any payments that are advanced pursuant to this provision. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.6 Reservation and Listing of Securities.

(a) As of the date hereof, the Company has reserved for each Purchaser and the Company shall continue to reserve and keep available at all times, the Required Minimum, free of pre-emptive rights. If, on any date, the number of authorized but unissued (and otherwise unreserved) Common Shares is less than the Required Minimum on such date (an “Authorized Share Failure”), then the Board of Directors shall adopt a resolution calling for an amendment to the Company’s certificate of incorporation to increase the number of authorized but unissued Common Shares to at least the Required Minimum plus such other amount as may be required for the Company’s other purposes, as soon as practical, and as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Common Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized Common Shares and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Shares to approve the increase in the number of authorized Common Shares without soliciting its stockholders, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

(b) The Company will take all action necessary to continue the listing or quotation and trading of its Common Shares on a Trading Market until the earlier of (i) five (5) years after the Closing Date, and (ii) when the Purchasers cease to hold Securities (the “Required Period”), and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. In the event the aforedescribed listing is not continuously maintained for the Required Period (a “Listing Default”), then in addition to any other rights the Purchasers may have hereunder or under Applicable Law, on the first day of a Listing Default and on each monthly anniversary of each such Listing Default date (if the applicable Listing Default shall not have been cured by such date) until the applicable Listing Default is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1%) of the aggregate Conversion Price of the Conversion Shares and purchase price of Warrant Shares then held by such Purchaser, with such amount paid on the day of a Listing Default and on every thirtieth day (pro-rated for periods less than thirty days) thereafter until the date such Listing Default is cured. If the Company fails to pay any liquidated damages pursuant to this Section 4.6 in a timely manner, the Company will pay interest thereon at a rate of 1.5% per month (pro-rated for partial months) to the Purchaser.

4.7 Listing of Shares. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed and concurrently with the Closing, to apply to list or quote all of the Company’s Conversion Shares and the Warrant Shares on such Trading Market and to promptly secure the listing of all the Conversion Shares and the Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of the Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the rules of the Trading Market. For so long as the Company maintains a listing or quotation of the Common Stock, the Company agrees to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.8 Stockholder Approvals. The Company shall hold a meeting of stockholders no later than May 30, 2025, for the purpose of obtaining the Stockholder Approval for the matters described on Schedule 4.8 (the “Stockholder Approvals”), for which the Company’s Board of Directors has previously adopted a resolution recommending the stockholders approve the Stockholder Approvals, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Company shall use its reasonable best efforts to obtain the Stockholder Approvals. If the Company does not obtain the Stockholder Approvals at the first meeting, the Company shall call a meeting including at any Special or General meeting at least 3 times annually to seek the Stockholder Approvals until the date the Stockholder Approvals are obtained.

4.9 Equal Treatment of Purchasers. No consideration (including any modification of the Transaction Documents) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the Securities or otherwise.

4.10 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.3, such Purchaser will maintain the confidentiality of the existence and terms of this transaction (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.3 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agent, after the issuance of the initial press release as described in Section 4.3. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.11 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.12 Participation in Future Financing.

(a) From the date hereof until the later to occur of (i) the 18-month anniversary of the Closing or (ii) such time as less than 50% of the Warrants remain outstanding, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents, or any combination thereof for cash consideration (a “Subsequent Financing”), the Purchasers shall have the right to participate, in the aggregate, up to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. Notwithstanding anything in this Section 4.12 to the contrary, in no event shall any Purchaser have the right to participate in a Subsequent Financing in an amount that would result in its beneficial ownership of the Common Stock of the Company exceeding 9.99% of the number of shares of Common Stock outstanding immediately following the issuance of securities in such a Subsequent Financing.

(b) At least two (2) Trading Days prior to the expected announcement of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice (each such notice, a “Pre-Notice”) (unless the Subsequent Financing is an underwritten public offering, in which case the Company shall notify each Purchaser of such public offering when the underwriters agree with the Company it is lawful for the Company to do so and the other timing requirements of this Section 4.12 shall not apply), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) if the proposed Subsequent Financing Notice (as defined below) constitutes or contains material, non-public information, a statement asking whether the Purchaser is willing to accept material non-public information or (B) if the proposed Subsequent Financing Notice does not constitute or contain material, non-public information, (x) a statement that the Company proposes or intends to effect a Subsequent Financing, (y) a statement that the statement in clause (x) above does not constitute material, non-public information and (z) a statement informing such Purchaser that it is entitled to receive a Subsequent Financing Notice (as defined below) with respect to such Subsequent Financing upon its written request. Upon the written request of a Purchaser within one (1) Trading Day after the Company’s delivery to such Purchaser of such Pre-Notice, and only upon a written request by such Purchaser, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Purchaser the details of such financing (such additional notice, a “Subsequent Financing Notice”). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 4:30 p.m. (New York City time) on the Trading Day after the delivery of the Subsequent Financing Notice) is delivered to the Purchaser (the “Participation Deadline”) that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of the Participation Deadline, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 4:30 p.m. (New York City time) on the Trading Day after all of the Purchasers have received Subsequent Financing Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the Notes acquired on the Closing Date by a Purchaser participating under this Section 4.12 and (y) the sum of the Notes acquired on the Closing Date by all Purchasers participating under this Section 4.12.

(e) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.12, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within ten (10) Trading Days after the date of the initial Subsequent Financing Notice.

(f) The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(g) Notwithstanding anything to the contrary in this Section 4.12 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Trading Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

4.13 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.14 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.3, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, Affiliates or agents, not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice or otherwise disclose the material, non-public information with the SEC pursuant to a Current Report on Form 8-K or otherwise disclose it in a manner compliant with Regulation FD. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.15 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder substantially for the purposes set forth on Schedule 4.15 hereto and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices and as set forth on Schedule 4.15), (b) for the redemption of any shares of Common Stock or Common Stock Equivalents other than as contemplated by the terms of the Notes, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations or similar applicable regulations.

4.16 Offering Restriction.

(a) Until the later of: (i) the two year anniversary of the Closing Date, or (ii) the Notes are no longer outstanding, neither the Company nor any Subsidiary shall effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for shares of Common Stock, or (ii) enters into, or effects a transaction under, any agreement whereby the Company may issue securities at a future determined price. Provided however, commencing six months after the Effectiveness Date, the Company may do an at the market financing that is priced at least two times the then in effect Conversion Price of the Notes. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(b) Until 30 days after the Registration Statement is declared effective, the Company shall not enter into any financing transactions except for a transaction to sell only shares of Common Stock at a price per share for not less than the then in effect conversion price of the Notes, without any warrants, equity or price protections.

(c) Notwithstanding the foregoing, this Section 4.16 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.17 Warrant Extension. Subject to obtaining Stockholder Approval, the expiration date of the Series B Common Stock Purchase Warrants issued pursuant to the terms of the May 2024 Purchase Agreement dated as of May 5, 2024, shall be extended to five (5) years after the issue date of such Series B Common Stock Purchase Warrants.

4.18 Burn Rate. Until the sooner of: (i) the first anniversary of the Closing Date, or (ii) the Company receives ten million dollars ($10 million) in proceeds from capital raising equity transactions permitted under this Agreement, after the date hereof the Company shall not use cash, other than cash received for grants, for operating activities (as defined under GAAP) of more than nine hundred thousand dollars ($900,000) for any three consecutive calendar month period, plus an additional aggregate five hundred thousand dollars ($500,000) during the course of such year.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. The Company has agreed to pay G&M, in connection with the Offering, the legal fees in connection with G&M’s representation of Purchasers in the amount of $60,000. Except as expressly set forth in the Transaction Documents each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. All of the Purchasers acknowledge that they have been advised to seek the advice of their own attorneys.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to only the subject matter hereof and thereof and supersede all prior written agreements, with respect only to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Plus Therapeutics, Inc., 4200 Marathon Blvd., Suite 200, Austin, Texas 78756, Attn: Andrew Sims, Chief Financial Officer, email: , with a copy by email only to (which shall not constitute notice): Hogan Lovells US LLP, 609 Main Street, suite 4200, Houston, TX 77002, Attn: William Intner, Esq., email: william.intner@hoganlovells.com, and Andrew Strong, Esq., email: andrew.strong@hoganlovells.com, and (ii) if to the Purchasers, to: the addresses and email addresses indicated on the signature pages hereto, with an additional copy by email only to (which shall not constitute notice): Grushko & Mittman, P.C., 1800 Rockaway Avenue, Suite 206, Hewlett, NY 11557, Attn: Edward M. Grushko, Esq., email: ed@grushkomittman.com.

5.5 Amendments; Waivers. No provision of this Agreement or the other Transaction Documents may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchasers which hold at least 80% of the principal amount of the Notes (a “Holder Majority”), provided, however, that the Notes, Warrants and Pre-Funded Warrants may also be amended pursuant to their terms and in compliance with Section 4.9. Notwithstanding the foregoing or anything herein to the contrary, no amendment, modification or waiver of any provision of this Agreement effected without the consent of a Purchaser shall be effective against such Purchaser unless such amendment, termination, or waiver applies to all Purchasers in the same fashion. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Following the Closing, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an Action, suit or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.5, the prevailing party in such Action, suit or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document, and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions relating to shares of Common Stock that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.22 Equitable Adjustment. Trading volume amounts, price/volume amounts, the amount of Shares identified in this Agreement and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in the Transaction Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PLUS THERAPEUTICS, INC.	Address for Notice:

4200 Marathon Blvd., Suite 200 Austin, Texas 78756
By: /s/ Andrew Sims
Name: Andrew Sims	Email: ______________________
Title: Chief Financial Officer

With a copy to (which shall not constitute notice):

Hogan Lovells US LLP

609 Main Street, Suite 4200

Houston, TX 77002

Attention: William Intner, Andrew Strong

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOR PURCHASERS FOLLOW.]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Iroquois Master Fund Ltd.

Signature of Authorized Signatory of Purchaser: /s/ Kimberly Page

Name of Authorized Signatory: Kimberly Page

Title of Authorized Signatory: Managing Member of its Investment Manager, Iroquois Capital Management, LLC

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrant Shares to the Purchaser (if not same address for notice):

Number of Warrants: 334,137

Funding Note Purchase Price: $374,232.94

Warrants Purchase Price: $41,767.13

Aggregate Purchase Amount: $416,000.07

Exchange Warrants: 384,350

Exchange Note Principal Amount: $345,915.00

EIN Number: ______________________

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Iroquois Capital Investment Group LLC

Signature of Authorized Signatory of Purchaser: /s/ Richard Abbe

Name of Authorized Signatory: Richard Abbe

Title of Authorized Signatory: Managing Member

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrant Shares to the Purchaser (if not same address for notice):

Number of Warrants: 495,984

Funding Note Purchase Price: $555,502.14

Warrants Purchase Price: $61,998.00

Aggregate Purchase Amount: $617,500.14

Exchange Warrants: 587,187

Exchange Note Principal Amount: $528,468.30

EIN Number: ______________________

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: AIGH Investment Partners, LP

Signature of Authorized Signatory of Purchaser: /s/ Orin Hirschman

Name of Authorized Signatory: Orin Hirschman

Title of Authorized Signatory: Managing Member, AIGH Capital Management LLC

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrant Shares to the Purchaser (if not same address for notice):

Number of Warrants: 931,970

Funding Note Purchase Price: $1,043,806.69

Warrants Purchase Price: $116,496.25

Aggregate Purchase Amount: $1,160,302.94

Exchange Warrants: 1,103,537

Exchange Note Principal Amount: $993,183.30

EIN Number: ______________________

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: WVP Emerging Manager Onshore Fund, LLC – AIGH Series

Signature of Authorized Signatory of Purchaser: /s/ Orin Hirschman

Name of Authorized Signatory: Orin Hirschman

Title of Authorized Signatory: Managing Member, AIGH Capital Management LLC

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrant Shares to the Purchaser (if not same address for notice):

Number of Warrants: 321,043

Funding Note Purchase Price: $359,568.22

Warrants Purchase Price: $40,130.38

Aggregate Purchase Amount: $399,698.60

Exchange Warrants: 380,144

Exchange Note Principal Amount: $342,129.60

EIN Number: ______________________

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: AIGH Investment Partners, LLC

Signature of Authorized Signatory of Purchaser: /s/ Orin Hirschman

Name of Authorized Signatory: Orin Hirschman

Title of Authorized Signatory: Managing Member, AIGH Capital Management LLC

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrant Shares to the Purchaser (if not same address for notice):

Number of Warrants: 104,418

Funding Note Purchase Price: $116,947.79

Warrants Purchase Price: $13,052.25

Aggregate Purchase Amount: $130,000.04

Exchange Warrants: 123,640

Exchange Note Principal Amount: $111,276.00

EIN Number: ______________________

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: The Hewlett Fund LP

Signature of Authorized Signatory of Purchaser: /s/ Martin Chopp

Name of Authorized Signatory: Martin Chopp

Title of Authorized Signatory: General Partner

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrant Shares to the Purchaser (if not same address for notice):

Number of Warrants: 480,321

Funding Note Purchase Price: $537,959.87

Warrants Purchase Price: $60,040.13

Aggregate Purchase Amount: $598,000.00

Exchange Warrants: 568,743

Exchange Note Principal Amount: $511,868.70

EIN Number: ______________________

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Globis Capital Partners, LP

Signature of Authorized Signatory of Purchaser: /s/ Paul Packer

Name of Authorized Signatory: Paul Packer

Title of Authorized Signatory: Managing Member

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrant Shares to the Purchaser (if not same address for notice):

Number of Warrants: 167,068

Funding Note Purchase Price: $187,116.57

Warrants Purchase Price: $20,883.50

Aggregate Purchase Amount: $208,000.07

Exchange Warrants: 197,824

Exchange Note Principal Amount: $178,041.60

EIN Number: ______________________

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Aramas Capital Management LLC

Signature of Authorized Signatory of Purchaser: /s/ Sam Ginzburg

Name of Authorized Signatory: Sam Ginzburg

Title of Authorized Signatory: CEO

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrant Shares to the Purchaser (if not same address for notice):

Number of Warrants: 83,534

Funding Note Purchase Price: $93,558.25

Warrants Purchase Price: $10,441.75

Aggregate Purchase Amount: $104,000.00

Exchange Warrants: 98,911

Exchange Note Principal Amount: $89,019.90

EIN Number: ______________________

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Pinz Capital Special Opportunities Fund LP

Signature of Authorized Signatory of Purchaser: /s/ Matthew L. Pinz

Name of Authorized Signatory: Matthew L. Pinz

Title of Authorized Signatory: CIO

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrant Shares to the Purchaser (if not same address for notice):

Number of Warrants: 83,534

Funding Note Purchase Price: $93,558.25

Warrants Purchase Price: $10,441.75

Aggregate Purchase Amount: $104,000.00

Exchange Warrants: 98,911

Exchange Note Principal Amount: $89,019.90

EIN Number: ______________________

EXHIBIT A1

FORM OF FUNDING NOTE

(See attached).

EXHIBIT A2

FORM OF EXCHANGE NOTE

(See attached).

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

(See attached).

EXHIBIT C

FORM OF COMMON STOCK PURCHASE WARRANT

(See attached).

EXHIBIT D

FORM OF PRE-FUNDED WARRANT

(See attached).

EXHIBIT E

FORM OF SECURITY AGREEMENT

(See attached).

EXHIBIT F

FORM OF FINANCING WAIVER

(See attached).

Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Issue Date: February 13, 2025

Principal Amount: $______________

Purchase Price: $______________

SECURED CONVERTIBLE NOTE

DUE FEBRUARY 13, 2026

THIS CONVERTIBLE NOTE is one of a series of duly authorized and validly issued Notes of PLUS THERAPEUTICS, INC., a Delaware corporation, (the “Borrower”), having its principal place of business at 4200 Marathon Blvd., Suite 200, Austin, Texas 78756 Attn: Andrew Sims, Chief Financial Officer, email: asims@plustherapeutics.com, due FEBRUARY 13, 2026 (this note, the “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, Borrower promises to pay to __________, or its registered assigns (the “Holder”), with an address at: _________, or shall have paid pursuant to the terms hereunder, the principal sum of _____________ Dollars ($______________) on FEBRUARY 13, 2026 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest, if any, to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

The Holder of this Note has been granted a security interest in assets of Borrower.

This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

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“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Bankruptcy Event” means any of the following events: (a) Borrower or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any Subsidiary thereof, (b) there is commenced against Borrower or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) Borrower or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) Borrower or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) Borrower or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) Borrower or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) Borrower or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means, other than by means of conversion or exercise of the Notes and the Securities issued together with the Notes, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of Borrower, by contract or otherwise) of in excess of 50% of the voting securities of Borrower, (b) Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with Borrower and, after giving effect to such transaction, the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of Borrower or the successor entity of such transaction, (c) Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three-year period of more than one-half of the members of the Board of Directors which is not approved, by a majority of any of the following (i) those individuals who are members of the Board of Directors on the Issue Date, or (ii) by those individuals who are serving as members of the Board of Directors on any date who were nominated or elected to the Board of Directors, or whose nomination to the Board of Directors was approved, by a majority of the members of the Board of Directors who are members on the date hereof. or (iii) by those individuals who are serving as members of the Board of Directors on any date who were nominated or elected to the Board of Directors, or whose nomination to the Board of Directors was approved, by individuals referred to in clauses (i) and (ii) above.

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“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported on the OTC Bulletin Board, OTCQX, OTCQB or in the “pink sheets” published by OTC Pink Open Market maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to Borrower, the fees and expenses of which shall be paid by Borrower.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Equity Conditions” shall mean that: (i) for each of the 15 Trading Days prior to delivery of the Redemption Notice (a) the value of the Borrower’s Common Stock traded of the Trading Market shall exceed $1,000,000, and (b) the average daily price of the Borrower’s Common Stock traded of the Trading Market shall be at least 300% of the Conversion Price; and (ii) no Event of Default shall have occurred.

“Floor Price” means $0.224 (which price shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 125% of the outstanding principal amount of this Note and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 10(d).

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“Note Register” shall mean the register of holders of the Note and Other Notes maintained by the Borrower in its records.

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Notice of Redemption” shall have the meaning set forth in Section 6(d).

“Optional Prepayment” shall have the meaning set forth in Section 6(d).

“Other Holders” means holders of Other Notes.

“Other Notes” means Notes nearly identical to this Note issued to other Holders pursuant to the Purchase Agreement.

“Permitted Indebtedness” means (a) any liabilities for borrowed money or amounts owed not in excess of $100,000 in the aggregate at any time outstanding (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Borrower’s consolidated balance sheet (or the notes thereto) not affecting more than $100,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (c) the present value of any lease payments not in excess of $100,000 due under leases required to be capitalized in accordance with GAAP, (d) equipment financing and purchase money indebtedness not in excess of $100,000 in the aggregate at any time outstanding, (e) trade accounts payable incurred in the ordinary course of business, (f) any Revenue Interest Financing and (g) the loans identified on Schedule 4.19 of the Purchase Agreement.

“Permitted License” means (i) any non-exclusive license or grant of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution in the ordinary course of business, (ii) intercompany licenses or grants of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution among Borrower and its Subsidiaries who are subject to the same restrictions with respect to licenses as defined in this Agreement, (iii) upon consent from a Holder Majority, any license in connection with a permitted Revenue Interest Financing and (iv) upon consent from a Holder Majority or in connection with a transaction with a Strategic Party, any non-exclusive or exclusive license for the use of (or covenant not to sue with respect to) any Intellectual Property (as defined in the Security Agreement) of Borrower or any of its Subsidiaries or a grant of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution which, if related to the Specified Product, (x) is solely between the Borrower and its Subsidiaries who are subject to the same restrictions with respect to licenses as defined in this Agreement, or (y) relates solely to the development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution of the Specified Product outside of the United States.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings

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for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Borrower’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Borrower’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for so long as any amount in excess of $100,000 remains on the Note the forfeiture or sale of the property or asset subject to such Liens, (c) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Borrower or its Subsidiaries other than the assets so acquired or leased and not in excess of the value of such assets, (d) Liens incurred in connection with Permitted Indebtedness under clause (d) thereunder, provided that such Liens are not secured by assets of the Borrower or its Subsidiaries other than the assets so acquired and not in excess of the reasonable resale value of such assets, (e) Permitted Licences, (f) subject to a Permitted Intercreditor Agreement, Liens securing any Revenue Interest Financing, including collateral accounts in respect of such Revenue Interest Financing, and (f) other Liens securing obligations not exceeding $100,000 in the aggregate at any time outstanding. Upon the expiration of the Liens of such other lenders or the termination of their prohibition of Liens in favor of other Lenders, such assets shall automatically be subject to a senior security interest in favor of Lender and Other Lenders, and Lender is authorized at that time to amend any filed financing statement(s) to reflect that change.

“Purchase Agreement” means that certain Securities Purchase and Exchange Agreement, dated as of February 13, 2025, by and among Borrower and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Redemption Amount” shall have the meaning set forth in Section 6(d).

“Redemption Payment Date” shall have the meaning set forth in Section 6(d).

“Redemption Period” shall have the meaning set forth in Section 6(d).

“Revenue Interest Financing” shall have the meaning set forth in the Security Agreement.

“Revenue Strip Proceeds” shall have the meaning set forth in the definition of Revenue Interest Financing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of February 13, 2025, by and among Borrower, CNSide Diagnostics LLC, a Delaware limited liability company, each other Subsidiary of party thereto from time to time, and Iroquois Master Fund Ltd., as collateral agent, as amended, modified or supplemented from time to time in accordance with its terms.

“Specified Product” means the Borrower’s cerebrospinal fluid cancer diagnostic portfolio known as CNSide®.

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“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Borrower’s principal Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Conversion Shares issued with a restrictive legend.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, and the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if any of the Nasdaq markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB, OTC Bulletin Board or OTC Pink Open Market maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to Borrower, the fees and expenses of which shall be paid by Borrower.

Section 2. Interest and General Provisions.

a) Interest. Interest at the rate of ten percent (10%) per annum shall accrue on this Note. Interest shall be payable in arrears on the last business day of each calendar quarter after the Issue Date.

b) Payment Grace Period. The Borrower shall have no grace period to pay any monetary amounts due under this Note.

c) Conversion Privileges. The rights of conversion set forth in Section 4 shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Section 4 hereof.

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d) Application of Payments. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Payments made in connection with this Note shall be applied first to amounts due hereunder other than principal and interest, thereafter to interest and finally to principal.

e) Pari Passu. Except as otherwise set forth herein, all payments made on this Note and the Other Notes and all actions taken by the Borrower with respect to this Note and the Other Notes, shall be made and taken pari passu with respect to this Note and the Other Notes. Notwithstanding anything to the contrary contained herein or in the Loan Documents, it shall not be considered non-pari passu for a Holder or Other Holder to elect to receive interest paid in Common Stock or for the Borrower to actually pay interest in Common Stock to such electing Holder or Other Holder.

f) Manner and Place of Payment. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof. Except as set forth herein, this Note may not be prepaid or mandatorily converted without the consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to Borrower of this Note, Borrower and any agent of Borrower may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither Borrower nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Issue Date, until this Note is no longer outstanding, this Note including interest accrued hereon shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof), provided, however, that after a Notice of a Qualified Financing is delivered until the earlier of the closing of the Qualified Financing and the fifth (5th) business day after delivery of the Notice of a Qualified Financing, the only portion of this Note that is convertible is the portion that would not be mandatorily convertible pursuant to Section 6(a). The Holder shall effect conversions by delivering to Borrower a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and accrued interest, if any, to be converted

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and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to Borrower unless the entire principal amount of this Note has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Borrower may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price (the “Conversion Price”) for the principal and interest, if any, in connection with voluntary conversions as set forth in Section 4(a) above by the Holder shall be $1.12, for each share of Common Stock, subject to adjustment herein.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus one year’s interest on such principal amount, less any interest previously paid on such principal amount, elected by the Holder to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period after each Conversion Date (the “Share Delivery Date”), Borrower shall deliver, or cause to be delivered, to the Holder a certificate or certificates, which will contain appropriate restrictive legends and trading restrictions, representing the Conversion Shares acquired upon the conversion of this Note. The Borrower shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the restrictive legend and trading restrictions thereunder if (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement, or (ii) following any sale of such Conversion Shares pursuant to Rule 144, or (iii) if such Conversion Shares are eligible for sale under Rule 144 without the requirement for the Borrower to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Borrower shall use its best efforts to deliver any certificate or certificates required to be delivered by Borrower under this Section 4(c) electronically through the Depository Trust Borrower or another established clearing corporation performing similar functions.

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iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event Borrower shall promptly return to the Holder any original Note delivered to Borrower and the Holder shall promptly return to Borrower the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to Borrower or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by Borrower of any such action Borrower may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and Borrower posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, Borrower shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If Borrower fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, Borrower shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted or value of Conversion Shares based on the VWAP of the Common Stock on the Delivery Date, whichever is higher, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages being to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for Borrower’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if Borrower fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date

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pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder or Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then Borrower shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if Borrower had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, Borrower shall be required to pay the Holder $1,000. The Holder shall provide Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of Borrower, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than 150% of the aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note and interest which has accrued and would accrue on such principal amount assuming such principal amount was not converted through the Maturity Date. Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

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viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Borrower the amount of such tax or shall have established to the satisfaction of Borrower that such tax has been paid. Borrower shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d) Holder’s Conversion Limitations. Borrower shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to Borrower each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and Borrower shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) Borrower’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by Borrower, or (iii) a more recent written notice by Borrower or Borrower’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, Borrower shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Borrower, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be

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[4.99%]/[9.99%] of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to Borrower, and may increase the Beneficial Ownership Limitation provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to Borrower. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Borrower upon conversion of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Borrower) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. Subject to obtaining Stockholder Approval, until the closing of the Qualified Financing and 30 days after the Effectiveness Date of the Initial Registration Statement (as defined in the Registration Rights Agreement), if, at any time while this Note is outstanding and the Borrower or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price, subject to adjustment for reverse and forward stock splits and the like. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of

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an Exempt Issuance and the Conversion Price shall not be reduced below the Floor Price. If the Borrower enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Borrower shall be deemed to have issued at the lowest possible conversion price at which such securities may be converted or exercised. The Borrower shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Borrower provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion. Notwithstanding the foregoing, if one or more Dilutive Issuances occurred prior to the Stockholder Approval being obtained, once the Stockholder Approval is obtained, the Conversion Price will automatically be reduced to equal the greater of (x) the lowest Base Conversion Price with respect to any Dilutive Issuance that occurred prior to the Stockholder Approval being obtained, and (y) the Floor Price.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Sections 5(a) and (b) above, if at any time Borrower grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Note is outstanding, if Borrower shall declare or make any dividend whether or not permitted, or makes any other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) Borrower, directly or indirectly, in one or more related transactions effects any merger or consolidation of Borrower with or into another Person, (ii) Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) Borrower, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock, or (vi) or greater than 50% of the voting power of the common equity of the Borrower (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of Borrower, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Borrower shall cause any successor entity in a Fundamental Transaction in which Borrower is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Borrower under this Note and the other Loan Documents in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance

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to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Loan Documents referring to the “Company” or “Borrower” shall refer instead to the Successor Entity), and may exercise every right and power of Borrower and shall assume all of the obligations of Borrower under this Note and the other Loan Documents with the same effect as if such Successor Entity had been named as Borrower herein.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Borrower) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, Borrower shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) Borrower shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Borrower is a party, any sale or transfer of all or substantially all of the assets of Borrower, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Borrower, then, in each case, Borrower shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding Borrower or any of the Subsidiaries, Borrower shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 6. Prepayment. This Note may not be prepaid, redeemed or mandatorily converted without the consent of the Holder except as follows:

a) Mandatory Conversion. Upon a consummation of a Qualified Financing and provided such financing is priced below $2.00 per share of Common Stock or Common Stock Equivalent, the Borrower may elect to convert up to 75% of the then outstanding principal amount of the Notes, on a pro-rata basis (and rounded to the nearest whole share), into such securities issued in the Qualified Financing, as is determined by dividing (y) (A) 75% of the then outstanding principal amount of the Notes, plus (B) one year’s interest on such principal amount whether or not accrued, less (C) any interest previously paid on such principal amount, by (z) the lowest per share or unit price used in the Qualified Financing at which shares of Common Stock or Common Stock Equivalents (provided that if such conversion would result in a holder’s Affiliates exceeding the Beneficial Ownership Limitation, the Corporation shall instead issue Pre-Funded Warrants to facilitate purchase of the number of shares of Common Stock that would exceed the Beneficial Ownership Limitation, in the form used in the Qualified Financing for other investors in such financing and if there is no such form or such form is not reasonably acceptable to the Holder, in the form attached as Exhibit D to the Purchase Agreement). The Borrower shall provide written notice to the holders of Notes at least two (2) business days prior to signing definitive documentation for a Qualified Financing with the Borrower’s good faith understanding of the expected terms of the Qualified Financing (“Notice of Qualified Financing”).

b) Upon a consummation of a Qualified Financing at any price, any portion of this Note not mandatorily converted in the Qualified Financing by the Borrower pursuant to Section 6(a)(i) above shall, at the Holder’s option, either (i) be voluntarily converted by the Holder, into such securities issued in the Qualified Financing, as is determined by dividing (y) (A) the then outstanding principal amount of the Notes tendered by the Holder, plus (B) one year’s interest on such principal amounts, less (C) any interest previously paid on such principal amount, by (z) the per share or unit price used in the Qualified Financing, provided that if such conversion would result in a holder’s Affiliates exceeding the Beneficial Ownership Limitation, the Corporation shall instead issue Pre-Funded Warrants to facilitate purchase of the number of shares of Common Stock that would exceed the Beneficial Ownership Limitation, in the form used in the Qualified Financing for other investors in such financing and if there is no such form or such form is not reasonably acceptable to the Holder, in the form attached as Exhibit D to the Purchase Agreement; or (ii) be contemporaneously with the Qualified Financing, paid off, in cash together with one year’s interest on such principal amounts, less any interest previously paid on such principal amount.

c) Upon the occurrence of any Fundamental Transaction or a Change of Control Transaction and provided all Conversion Shares then issuable hereunder (without regard to any limitations on the conversion of this Note) are registered in an effective registration statement, Borrower may prepay this Note at any time prior to the Maturity Date, subject to a payment in full of the Mandatory Default Amount. Borrower shall give twenty (20) Business Days’ notice to the Holder in the case of such a prepayment so that the Holder may elect any applicable conversion rights.

d) Subject to the Equity Conditions and the conditions described below, Borrower will have the option of prepaying the outstanding Principal Amount of this Note (“Optional Redemption”), in whole or in part, by paying to the Holder a sum of money in cash equal to the greater of (x) the Mandatory Default Amount and (y) one hundred and twenty percent (120%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon, if any, and any and all other sums due, accrued or payable to the Holder arising under this Note through the Redemption Payment Date, as defined below (the “Redemption Amount”). The Borrower’s election to exercise its right to prepay this Note must be by notice in writing (“Notice of Redemption”). The Notice of Redemption shall specify the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be a date certain not later than five (5) Trading Days after

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Holder receives the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has previously delivered an election to convert, nor for conversions initiated or made by the Holder during the Redemption Period. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has permissibly exercised its conversion rights, shall be paid to the Holder in immediately available funds. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will remain in effect and enforceable by Borrower or at the election of the Holder, be null and void, (ii) Borrower’s failure may be deemed by Holder to be an non-curable Event of Default, and (iii) the Borrower will no longer be permitted to exercise any rights under this section.

Section 7. Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders constituting a Holder Majority shall have otherwise given prior written consent, Borrower shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder under the Transaction Documents;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than (i) as to the Conversion Shares as permitted or required under the Transaction Documents, (ii) repurchases pursuant to and in accordance with restricted stock agreements, stock option plans or other benefit plans for management, directors or employees of Borrower and its Subsidiaries disclosed in the SEC Reports prior to the Issue Date, (iii) repurchases of shares deemed to occur upon the cashless or net exercise of stock options, warrants or other convertible or exchangeable securities, (iv) repurchases deemed to occur upon the withholding of a portion of Common Stock or Common Stock Equivalents granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting or exercise thereof) pursuant to any restricted stock agreements, stock option plans or other benefit plans for management, directors or employees of Borrower and its Subsidiaries disclosed in the SEC Reports prior to the Issue Date, and (v) payments of cash in lieu of the issuance of fractional shares of Common Stock or Common Stock Equivalents in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Common Stock, Common Stock Equivalents, warrants, options or other securities exercisable or convertible into, Common Stock or Common Stock Equivalents;

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e) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than (i) the Notes, if on a pro-rata basis and as permitted by the Notes, and (ii) so long as no Event of Default exists, Permitted Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, the foregoing restriction shall also apply to Permitted Indebtedness (other than (x) any Revenue Interest Financing and (y) any regularly scheduled or other required payments under any other Permitted Indebtedness) from and after the occurrence of an Event of Default;

f) declare or make any dividend or other distribution of its assets or rights to acquire its assets to holders of shares of Common Stock, by way of return of capital or otherwise including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, merger, reclassification, liquidation, distribution, preferential payments in connection with any securities or debt issuances, corporate rearrangement, scheme of arrangement or other similar transaction other than (i) payment of cash in lieu of the issuance of fractional shares or other equity interests and (ii) dividends or distributions by any Subsidiary to the Borrower or any other holder of such Subsidiary’s equity interests;

g) enter into any transaction with any Affiliate of Borrower which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of Borrower (even if less than a quorum otherwise required for board approval); or

h) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal or interest amount of this Note or (B) liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of a default under clause (B) above, is not cured within three (3) Trading Days after Borrower has become or should have become aware of such default;

ii. Borrower shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by Borrower of its obligations to deliver shares of Common Stock to the Holder upon conversion) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any Other Holder to Borrower and (B) ten (10) Trading Days after Borrower has become or should have become aware of such failure;

iii. any material representation or warranty made in the Loan Documents t shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv. Borrower or any Subsidiary shall be subject to a Bankruptcy Event;

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v. Borrower or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involve obligations greater than $100,000 in the aggregate, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi. Borrower shall be a party to any Change of Control Transaction or Fundamental Transaction or shall consummate the sale or disposition of all or substantially all of the assets of Borrower and its Subsidiaries (taken as a whole) in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

vii. any material provision of this Note or the Security Agreement shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Borrower, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower or any governmental authority having jurisdiction over Borrower or Holder, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny in writing that it has any liability or obligation purported to be created under this Note or the Security Agreement;

viii. any monetary judgment, writ or similar final process shall be entered or filed against Borrower, any subsidiary or any of their respective property or other assets for more than $100,000 (to the extent not paid, fully bonded or covered (other than customary deductibles) by a solvent and unaffiliated insurer that has not denied coverage), and such judgment, writ or similar final process shall remain unpaid, unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

ix. any dissolution, liquidation or winding up by Borrower or a material Subsidiary of a substantial portion of their business;

x. cessation of operations by Borrower or a material Subsidiary;

xi. the failure by Borrower or any material Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured within twenty (20) days after written notice to the Borrower from the Holder;

xii. the Borrower effectuates a reverse split of its Common Stock without five (5) days prior written notice to the Holder;

xiii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, including but not limited to failure to strictly comply with the provisions of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which Borrower or any Subsidiary is obligated (and not covered by clause (v) above), which in the case of subsection (B) would reasonably be expected to have a Material Adverse Effect;

xiv. Reserved;

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xv. a Commission or judicial stop trade order or suspension from any Trading Market;

xvi. the restatement after the date hereof of any financial statements filed by the Borrower with the Commission for any date or period from two years prior to the Issue Date and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect. For the avoidance of doubt, any restatement related to new accounting pronouncements shall not constitute a default under this Section;

xvii. Reserved;

xviii. Reserved; or

xix. the occurrence of an Event of Default under any Other Note.

In the event more than one grace, cure or notice period is applicable to an Event of Default, then the shortest grace, cure or notice period shall be applicable thereto.

b) Remedies Upon Event of Default, Fundamental Transaction and Change of Control Transaction. If any Event of Default or a Fundamental Transaction or a Change of Control Transaction occurs, the outstanding principal amount of this Note, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing on the Maturity Date and also five (5) days after the occurrence of any Event of Default, interest on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by Borrower. In connection with such acceleration described herein, the Holder need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Additionally, commencing on the tenth (10th) day after the Maturity Date accelerated or otherwise, the Conversion Price shall be the lower of (i) a 20% discount to the then in effect Conversion Price as set forth in Sections 4 and 5 above, (ii) 20% discount to the closing price of the Common Stock on the Trading Market on the Trading Day before the Conversion Notice is submitted, or (iii) the average of the five (5) lowest closing bid prices for the thirty (30) Trading Days before the Conversion Notice is submitted.

Section 9. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Collateral Agent (as defined in the Security Agreement), for the benefit of the Holder, pursuant to the Security Agreement. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower or a Subsidiary, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under this Note or the Security Agreement (collectively, “Loan Documents”) and/or applicable law, an order from

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the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that is waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to by represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

Section 10. Miscellaneous.

a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) upon receipt, when sent by electronic mail (provided confirmation of transmission is electronically generated and keep on file by the sending party), or (c) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Borrower, to: Plus Therapeutics, Inc., 4200 Marathon Blvd., Suite 200, Austin, Texas 78756, Attn: Andrew Sims, Chief Financial Officer, email: , with a copy by email only to (which shall not constitute notice): Hogan Lovells US LLP, 609 Main Street, suite 4200, Houston, TX 77002, Attn: William Intner, Esq., email: william.intner@hoganlovells.com, and Andrew Strong, Esq., email: andrew.strong@hoganlovells.com, and (ii) if to the Holder, to: the address indicated on the front page of this Note, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 1800 Rockaway Avenue, Suite 206, Hewlett, NY 11557, Attn: Edward M. Grushko, Esq., email: ed@grushkomittman.com.

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b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of Borrower. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to Borrower.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by the Loan Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in New York County, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Loan Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceedings in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

e) Waiver. Any waiver by Borrower or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of Borrower or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by Borrower or the Holder must be in writing.

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f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

g) Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Equitable Adjustment. Trading volume amounts, price/volume amounts, the amount of Warrants, the amount of shares of Common Stock identified in this Agreement, Conversion Price, Exercise Price, Underlying Shares and similar figures in the Loan Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in the Purchase Agreement, Note and Warrants.

i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

k) Amendments; Waivers. This Note may be waived, modified, supplemented or amended (x) subject to 4.9 of the Purchase Agreement in a written instrument signed by the Borrower and the Holder or (y) or by the consent of a Holder Majority pursuant to Section 5.5 of the Purchase Agreement.

l) Electronic Signature. In the event that the Borrower’s signature is delivered by PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 13th day of February, 2025.

Plus Therapeutics, Inc., a Delaware corporation

By:	/s/ Andrew Sims
Name: Andrew Sims
Title: Chief Financial Officer

WITNESS:

/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Note due February 12, 2026, of Plus Therapeutics, Inc., a Delaware corporation (the “Borrower”), into shares of common stock (the “Common Stock”), of Borrower according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Borrower in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to Borrower that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:
Date to Effect Conversion: ____________________________

Principal Amount of Note to be Converted: $__________________

Accrued Interest to be Converted, if any: $______________

Conversion Price: $_________________

Number of shares of Common Stock to be issued: ______________

Signature: _________________________________________

Name: ____________________________________________

Address for Delivery of Common Stock Certificates: __________

_____________________________________________________

_____________________________________________________

Or

DWAC Instructions: _________________________________

Broker No:_____________
Account No: _______________

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Exhibit 10.3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Issue Date: February 13, 2025

Principal Amount: $____________

Purchase Price: $____________ paid by exchange

SECURED CONVERTIBLE NOTE

DUE FEBRUARY 13, 2026

THIS CONVERTIBLE NOTE is one of a series of duly authorized and validly issued Notes of PLUS THERAPEUTICS, INC., a Delaware corporation, (the “Borrower”), having its principal place of business at 4200 Marathon Blvd., Suite 200, Austin, Texas 78756 Attn: Andrew Sims, Chief Financial Officer, email: asims@plustherapeutics.com, due FEBRUARY 13, 2026 (this note, the “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, Borrower promises to pay to ____________, or its registered assigns (the “Holder”), with an address at: ____________ , or shall have paid pursuant to the terms hereunder, the principal sum of ____________ Dollars ($____________ ) on FEBRUARY 13, 2026 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest, if any, to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

The Holder of this Note has been granted a security interest in assets of Borrower.

This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

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“Bankruptcy Event” means any of the following events: (a) Borrower or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to Borrower or any Subsidiary thereof, (b) there is commenced against Borrower or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) Borrower or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) Borrower or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) Borrower or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) Borrower or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) Borrower or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means, other than by means of conversion or exercise of the Notes and the Securities issued together with the Notes, the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of Borrower, by contract or otherwise) of in excess of 50% of the voting securities of Borrower, (b) Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with Borrower and, after giving effect to such transaction, the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of Borrower or the successor entity of such transaction, (c) Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) a replacement at one time or within a three-year period of more than one-half of the members of the Board of Directors which is not approved, by a majority of any of the following (i) those individuals who are members of the Board of Directors on the Issue Date, or (ii) by those individuals who are serving as members of the Board of Directors on any date who were nominated or elected to the Board of Directors, or whose nomination to the Board of Directors was approved, by a majority of the members of the Board of Directors who are members on the date hereof. or (iii) by those individuals who are serving as members of the Board of Directors on any date who were nominated or elected to the Board of Directors, or whose nomination to the Board of Directors was approved, by individuals referred to in clauses (i) and (ii) above.

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“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported on the OTC Bulletin Board, OTCQX, OTCQB or in the “pink sheets” published by OTC Pink Open Market maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to Borrower, the fees and expenses of which shall be paid by Borrower.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Equity Conditions” shall mean that: (i) for each of the 15 Trading Days prior to delivery of the Redemption Notice (a) the value of the Borrower’s Common Stock traded of the Trading Market shall exceed $1,000,000, and (b) the average daily price of the Borrower’s Common Stock traded of the Trading Market shall be at least 300% of the Conversion Price; and (ii) no Event of Default shall have occurred.

“Floor Price” means $0.0224 (which price shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 125% of the outstanding principal amount of this Note and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 10(d).

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“Note Register” shall mean the register of holders of the Note and Other Notes maintained by the Borrower in its records.

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Notice of Redemption” shall have the meaning set forth in Section 6(d).

“Optional Prepayment” shall have the meaning set forth in Section 6(d).

“Other Holders” means holders of Other Notes.

“Other Notes” means Notes nearly identical to this Note issued to other Holders pursuant to the Purchase Agreement.

“Permitted Indebtedness” means (a) any liabilities for borrowed money or amounts owed not in excess of $100,000 in the aggregate at any time outstanding (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Borrower’s consolidated balance sheet (or the notes thereto) not affecting more than $100,000 in the aggregate, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (c) the present value of any lease payments not in excess of $100,000 due under leases required to be capitalized in accordance with GAAP, (d) equipment financing and purchase money indebtedness not in excess of $100,000 in the aggregate at any time outstanding, (e) trade accounts payable incurred in the ordinary course of business, (f) any Revenue Interest Financing and (g) the loans identified on Schedule 4.19 of the Purchase Agreement.

“Permitted License” means (i) any non-exclusive license or grant of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution in the ordinary course of business, (ii) intercompany licenses or grants of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution among Borrower and its Subsidiaries who are subject to the same restrictions with respect to licenses as defined in this Agreement, (iii) upon consent from a Holder Majority, any license in connection with a permitted Revenue Interest Financing and (iv) upon consent from a Holder Majority or in connection with a transaction with a Strategic Party, any non-exclusive or exclusive license for the use of (or covenant not to sue with respect to) any Intellectual Property (as defined in the Security Agreement) of Borrower or any of its Subsidiaries or a grant of rights for development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution which, if related to the Specified Product, (x) is solely between the Borrower and its Subsidiaries who are subject to the same restrictions with respect to licenses as defined in this Agreement, or (y) relates solely to the development, manufacture, production, commercialization (including commercial sales to end users), marketing, promotion, co-promotion, sales or distribution of the Specified Product outside of the United States.

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“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Borrower’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Borrower’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for so long as any amount in excess of $100,000 remains on the Note the forfeiture or sale of the property or asset subject to such Liens, (c) Liens incurred in connection with Permitted Indebtedness under clause (c) thereunder, provided that such Liens are not secured by assets of the Borrower or its Subsidiaries other than the assets so acquired or leased and not in excess of the value of such assets, (d) Liens incurred in connection with Permitted Indebtedness under clause (d) thereunder, provided that such Liens are not secured by assets of the Borrower or its Subsidiaries other than the assets so acquired and not in excess of the reasonable resale value of such assets, (e) Permitted Licences, (f) subject to a Permitted Intercreditor Agreement, Liens securing any Revenue Interest Financing, including collateral accounts in respect of such Revenue Interest Financing, and (f) other Liens securing obligations not exceeding $100,000 in the aggregate at any time outstanding. Upon the expiration of the Liens of such other lenders or the termination of their prohibition of Liens in favor of other Lenders, such assets shall automatically be subject to a senior security interest in favor of Lender and Other Lenders, and Lender is authorized at that time to amend any filed financing statement(s) to reflect that change.

“Purchase Agreement” means that certain Securities Purchase and Exchange Agreement, dated as of February 13, 2025, by and among Borrower and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Redemption Amount” shall have the meaning set forth in Section 6(d).

“Redemption Payment Date” shall have the meaning set forth in Section 6(d).

“Redemption Period” shall have the meaning set forth in Section 6(d).

“Revenue Interest Financing” shall have the meaning set forth in the Security Agreement.

“Revenue Strip Proceeds” shall have the meaning set forth in the definition of Revenue Interest Financing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated as of February 13, 2025, by and among Borrower, CNSide Diagnostics LLC, a Delaware limited liability company, each other Subsidiary of party thereto from time to time, and Iroquois Master Fund Ltd., as collateral agent, as amended, modified or supplemented from time to time in accordance with its terms.

“Specified Product” means the Borrower’s cerebrospinal fluid cancer diagnostic portfolio known as CNSide®.

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“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Borrower’s principal Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Conversion Shares issued with a restrictive legend.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, and the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if any of the Nasdaq markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB, OTC Bulletin Board or OTC Pink Open Market maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to Borrower, the fees and expenses of which shall be paid by Borrower.

Section 2. Interest and General Provisions.

a) Interest. Interest at the rate of ten percent (10%) per annum shall accrue on this Note. Interest shall be payable in arrears on the last business day of each calendar quarter after the Issue Date.

b) Payment Grace Period. The Borrower shall have no grace period to pay any monetary amounts due under this Note.

c) Conversion Privileges. The rights of conversion set forth in Section 4 shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default. This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Section 4 hereof.

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d) Application of Payments. Interest on this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Payments made in connection with this Note shall be applied first to amounts due hereunder other than principal and interest, thereafter to interest and finally to principal.

e) Pari Passu. Except as otherwise set forth herein, all payments made on this Note and the Other Notes and all actions taken by the Borrower with respect to this Note and the Other Notes, shall be made and taken pari passu with respect to this Note and the Other Notes. Notwithstanding anything to the contrary contained herein or in the Loan Documents, it shall not be considered non-pari passu for a Holder or Other Holder to elect to receive interest paid in Common Stock or for the Borrower to actually pay interest in Common Stock to such electing Holder or Other Holder.

f) Manner and Place of Payment. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder’s offices as designated above in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee’s instructions upon receipt of written notice thereof. Except as set forth herein, this Note may not be prepaid or mandatorily converted without the consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to Borrower of this Note, Borrower and any agent of Borrower may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither Borrower nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Issue Date, until this Note is no longer outstanding, this Note including interest accrued hereon shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof), provided, however, that after a Notice of a Qualified Financing is delivered until the earlier of the closing of the Qualified Financing and the fifth (5th) business day after delivery of the Notice of a Qualified Financing, the only portion of this Note that is convertible is the portion that would not be mandatorily convertible pursuant to Section 6(a). The Holder shall effect conversions by delivering to Borrower a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note and accrued interest, if any, to be converted

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and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to Borrower unless the entire principal amount of this Note has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). Borrower may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price (the “Conversion Price”) for the principal and interest, if any, in connection with voluntary conversions as set forth in Section 4(a) above by the Holder shall be $1.12, for each share of Common Stock, subject to adjustment herein.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus one year’s interest on such principal amount, less any interest previously paid on such principal amount, elected by the Holder to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period after each Conversion Date (the “Share Delivery Date”), Borrower shall deliver, or cause to be delivered, to the Holder a certificate or certificates, which will contain appropriate restrictive legends and trading restrictions, representing the Conversion Shares acquired upon the conversion of this Note. The Borrower shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the restrictive legend and trading restrictions thereunder if (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement, or (ii) following any sale of such Conversion Shares pursuant to Rule 144, or (iii) if such Conversion Shares are eligible for sale under Rule 144 without the requirement for the Borrower to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). Borrower shall use its best efforts to deliver any certificate or certificates required to be delivered by Borrower under this Section 4(c) electronically through the Depository Trust Borrower or another established clearing corporation performing similar functions.

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iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event Borrower shall promptly return to the Holder any original Note delivered to Borrower and the Holder shall promptly return to Borrower the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.

iv. Obligation Absolute; Partial Liquidated Damages. Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to Borrower or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of Borrower to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by Borrower of any such action Borrower may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and Borrower posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, Borrower shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If Borrower fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, Borrower shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted or value of Conversion Shares based on the VWAP of the Common Stock on the Delivery Date, whichever is higher, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages being to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for Borrower’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if Borrower fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder or Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then Borrower shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if Borrower had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, Borrower shall be required to pay the Holder $1,000. The Holder shall provide Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of Borrower, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than 150% of the aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note and interest which has accrued and would accrue on such principal amount assuming such principal amount was not converted through the Maturity Date. Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

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viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to Borrower the amount of such tax or shall have established to the satisfaction of Borrower that such tax has been paid. Borrower shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d) Holder’s Conversion Limitations. Borrower shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of Borrower subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to Borrower each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and Borrower shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) Borrower’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by Borrower, or (iii) a more recent written notice by Borrower or Borrower’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, Borrower shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of Borrower, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be

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[4.99%]/[9.99%] of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to Borrower, and may increase the Beneficial Ownership Limitation provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to Borrower. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Borrower upon conversion of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of Borrower, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Borrower) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. Subject to obtaining Stockholder Approval, until the closing of the Qualified Financing and 30 days after the Effectiveness Date of the Initial Registration Statement (as defined in the Registration Rights Agreement), if, at any time while this Note is outstanding and the Borrower or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price, subject to adjustment for reverse and forward stock splits and the like. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of

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an Exempt Issuance and the Conversion Price shall not be reduced below the Floor Price. If the Borrower enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Borrower shall be deemed to have issued at the lowest possible conversion price at which such securities may be converted or exercised. The Borrower shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Borrower provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion. Notwithstanding the foregoing, if one or more Dilutive Issuances occurred prior to the Stockholder Approval being obtained, once the Stockholder Approval is obtained, the Conversion Price will automatically be reduced to equal the greater of (x) the lowest Base Conversion Price with respect to any Dilutive Issuance that occurred prior to the Stockholder Approval being obtained, and (y) the Floor Price.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Sections 5(a) and (b) above, if at any time Borrower grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Pro Rata Distributions. During such time as this Note is outstanding, if Borrower shall declare or make any dividend whether or not permitted, or makes any other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) Borrower, directly or indirectly, in one or more related transactions effects any merger or consolidation of Borrower with or into another Person, (ii) Borrower, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) Borrower, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) Borrower, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock, or (vi) or greater than 50% of the voting power of the common equity of the Borrower (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of Borrower, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Borrower shall cause any successor entity in a Fundamental Transaction in which Borrower is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Borrower under this Note and the other Loan Documents in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance

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to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Loan Documents referring to the “Company” or “Borrower” shall refer instead to the Successor Entity), and may exercise every right and power of Borrower and shall assume all of the obligations of Borrower under this Note and the other Loan Documents with the same effect as if such Successor Entity had been named as Borrower herein.

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Borrower) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, Borrower shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) Borrower shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Borrower is a party, any sale or transfer of all or substantially all of the assets of Borrower, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of Borrower, then, in each case, Borrower shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding Borrower or any of the Subsidiaries, Borrower shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 6. Prepayment. This Note may not be prepaid, redeemed or mandatorily converted without the consent of the Holder except as follows:

a) Mandatory Conversion. Upon a consummation of a Qualified Financing, the Borrower may elect to convert up to 100% of the then outstanding principal amount of the Notes, on a pro-rata basis (and rounded to the nearest whole share), into such securities issued in the Qualified Financing, as is determined by dividing (y) (A) 100% of the then outstanding principal amount of the Notes, plus (B) one year’s interest on such principal amount whether or not accrued, less (C) any interest previously paid on such principal amount, by (z) the lowest per share or unit price used in the Qualified Financing at which shares of Common Stock or Common Stock Equivalents (provided that if such conversion would result in a holder’s Affiliates exceeding the Beneficial Ownership Limitation, the Corporation shall instead issue Pre-Funded Warrants to facilitate purchase of the number of shares of Common Stock that would exceed the Beneficial Ownership Limitation, in the form used in the Qualified Financing for other investors in such financing and if there is no such form or such form is not reasonably acceptable to the Holder, in the form attached as Exhibit D to the Purchase Agreement). The Borrower shall provide written notice to the holders of Notes at least two (2) business days prior to signing definitive documentation for a Qualified Financing with the Borrower’s good faith understanding of the expected terms of the Qualified Financing (“Notice of Qualified Financing”).

b) Upon a consummation of a Qualified Financing at any price, any portion of this Note not mandatorily converted in the Qualified Financing by the Borrower pursuant to Section 6(a)(i) above shall, at the Holder’s option, either (i) be voluntarily converted by the Holder, into such securities issued in the Qualified Financing, as is determined by dividing (y) (A) the then outstanding principal amount of the Notes tendered by the Holder, plus (B) one year’s interest on such principal amounts, less (C) any interest previously paid on such principal amount, by (z) the per share or unit price used in the Qualified Financing, provided that if such conversion would result in a holder’s Affiliates exceeding the Beneficial Ownership Limitation, the Corporation shall instead issue Pre-Funded Warrants to facilitate purchase of the number of shares of Common Stock that would exceed the Beneficial Ownership Limitation, in the form used in the Qualified Financing for other investors in such financing and if there is no such form or such form is not reasonably acceptable to the Holder, in the form attached as Exhibit D to the Purchase Agreement; or (ii) be contemporaneously with the Qualified Financing, paid off, in cash together with one year’s interest on such principal amounts, less any interest previously paid on such principal amount.

c) Upon the occurrence of any Fundamental Transaction or a Change of Control Transaction and provided all Conversion Shares then issuable hereunder (without regard to any limitations on the conversion of this Note) are registered in an effective registration statement, Borrower may prepay this Note at any time prior to the Maturity Date, subject to a payment in full of the Mandatory Default Amount. Borrower shall give twenty (20) Business Days’ notice to the Holder in the case of such a prepayment so that the Holder may elect any applicable conversion rights.

d) Subject to the Equity Conditions and the conditions described below, Borrower will have the option of prepaying the outstanding Principal Amount of this Note (“Optional Redemption”), in whole or in part, by paying to the Holder a sum of money in cash equal to the greater of (x) the Mandatory Default Amount and (y) one hundred and twenty percent (120%) of the Principal Amount to be redeemed, together with accrued but unpaid interest thereon, if any, and any and all other sums due, accrued or payable to the Holder arising under this Note through the Redemption Payment Date, as defined below (the “Redemption Amount”). The Borrower’s election to exercise its right to prepay this Note must be by notice in writing (“Notice of Redemption”). The Notice of Redemption shall specify the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be a date certain not later than five (5) Trading Days after Holder receives the Notice of Redemption (the “Redemption Period”). A Notice of Redemption shall not be

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effective with respect to any portion of the Principal Amount for which the Holder has previously delivered an election to convert, nor for conversions initiated or made by the Holder during the Redemption Period. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has permissibly exercised its conversion rights, shall be paid to the Holder in immediately available funds. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will remain in effect and enforceable by Borrower or at the election of the Holder, be null and void, (ii) Borrower’s failure may be deemed by Holder to be an non-curable Event of Default, and (iii) the Borrower will no longer be permitted to exercise any rights under this section.

Section 7. Negative Covenants. As long as any portion of this Note remains outstanding, unless the holders constituting a Holder Majority shall have otherwise given prior written consent, Borrower shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder under the Transaction Documents;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than (i) as to the Conversion Shares as permitted or required under the Transaction Documents, (ii) repurchases pursuant to and in accordance with restricted stock agreements, stock option plans or other benefit plans for management, directors or employees of Borrower and its Subsidiaries disclosed in the SEC Reports prior to the Issue Date, (iii) repurchases of shares deemed to occur upon the cashless or net exercise of stock options, warrants or other convertible or exchangeable securities, (iv) repurchases deemed to occur upon the withholding of a portion of Common Stock or Common Stock Equivalents granted or awarded to a current or former officer, director, employee or consultant to pay for the taxes payable by such Person upon such grant or award (or upon vesting or exercise thereof) pursuant to any restricted stock agreements, stock option plans or other benefit plans for management, directors or employees of Borrower and its Subsidiaries disclosed in the SEC Reports prior to the Issue Date, and (v) payments of cash in lieu of the issuance of fractional shares of Common Stock or Common Stock Equivalents in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Common Stock, Common Stock Equivalents, warrants, options or other securities exercisable or convertible into, Common Stock or Common Stock Equivalents;

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e) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than (i) the Notes, if on a pro-rata basis and as permitted by the Notes, and (ii) so long as no Event of Default exists, Permitted Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, the foregoing restriction shall also apply to Permitted Indebtedness (other than (x) any Revenue Interest Financing and (y) any regularly scheduled or other required payments under any other Permitted Indebtedness) from and after the occurrence of an Event of Default;

f) declare or make any dividend or other distribution of its assets or rights to acquire its assets to holders of shares of Common Stock, by way of return of capital or otherwise including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, merger, reclassification, liquidation, distribution, preferential payments in connection with any securities or debt issuances, corporate rearrangement, scheme of arrangement or other similar transaction other than (i) payment of cash in lieu of the issuance of fractional shares or other equity interests and (ii) dividends or distributions by any Subsidiary to the Borrower or any other holder of such Subsidiary’s equity interests;

g) enter into any transaction with any Affiliate of Borrower which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of Borrower (even if less than a quorum otherwise required for board approval); or

h) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal or interest amount of this Note or (B) liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of a default under clause (B) above, is not cured within three (3) Trading Days after Borrower has become or should have become aware of such default;

ii. Borrower shall fail to observe or perform any other covenant or agreement contained in the Notes (other than a breach by Borrower of its obligations to deliver shares of Common Stock to the Holder upon conversion) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any Other Holder to Borrower and (B) ten (10) Trading Days after Borrower has become or should have become aware of such failure;

iii. any material representation or warranty made in the Loan Documents shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv. Borrower or any Subsidiary shall be subject to a Bankruptcy Event;

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v. Borrower or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involve obligations greater than $100,000 in the aggregate, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi. Borrower shall be a party to any Change of Control Transaction or Fundamental Transaction or shall consummate the sale or disposition of all or substantially all of the assets of Borrower and its Subsidiaries (taken as a whole) in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

vii. any material provision of this Note or the Security Agreement shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Borrower, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower or any governmental authority having jurisdiction over Borrower or Holder, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny in writing that it has any liability or obligation purported to be created under this Note or the Security Agreement;

viii. any monetary judgment, writ or similar final process shall be entered or filed against Borrower, any subsidiary or any of their respective property or other assets for more than $100,000 (to the extent not paid, fully bonded or covered (other than customary deductibles) by a solvent and unaffiliated insurer that has not denied coverage), and such judgment, writ or similar final process shall remain unpaid, unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

ix. any dissolution, liquidation or winding up by Borrower or a material Subsidiary of a substantial portion of their business;

x. cessation of operations by Borrower or a material Subsidiary;

xi. the failure by Borrower or any material Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured within twenty (20) days after written notice to the Borrower from the Holder;

xii. the Borrower effectuates a reverse split of its Common Stock without five (5) days prior written notice to the Holder;

xiii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents, including but not limited to failure to strictly comply with the provisions of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which Borrower or any Subsidiary is obligated (and not covered by clause (v) above), which in the case of subsection (B) would reasonably be expected to have a Material Adverse Effect;

xiv. Reserved;

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xv. a Commission or judicial stop trade order or suspension from any Trading Market;

xvi. the restatement after the date hereof of any financial statements filed by the Borrower with the Commission for any date or period from two years prior to the Issue Date and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect. For the avoidance of doubt, any restatement related to new accounting pronouncements shall not constitute a default under this Section;

xvii. Reserved;

xviii. Reserved; or

xix. the occurrence of an Event of Default under any Other Note.

In the event more than one grace, cure or notice period is applicable to an Event of Default, then the shortest grace, cure or notice period shall be applicable thereto.

b) Remedies Upon Event of Default, Fundamental Transaction and Change of Control Transaction. If any Event of Default or a Fundamental Transaction or a Change of Control Transaction occurs, the outstanding principal amount of this Note, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing on the Maturity Date and also five (5) days after the occurrence of any Event of Default, interest on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by Borrower. In connection with such acceleration described herein, the Holder need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Additionally, commencing on the tenth (10th) day after the Maturity Date accelerated or otherwise, the Conversion Price shall be the lower of (i) a 20% discount to the then in effect Conversion Price as set forth in Sections 4 and 5 above, (ii) 20% discount to the closing price of the Common Stock on the Trading Market on the Trading Day before the Conversion Notice is submitted, or (iii) the average of the five (5) lowest closing bid prices for the thirty (30) Trading Days before the Conversion Notice is submitted.

Section 9. Security Interest/Waiver of Automatic Stay. This Note is secured by a security interest granted to the Collateral Agent (as defined in the Security Agreement), for the benefit of the Holder, pursuant to the Security Agreement. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower or a Subsidiary, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under this Note or the Security Agreement (collectively, “Loan Documents”) and/or applicable law, an order from

20

the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the loan Documents if this waiver were not a part of this Note. The Borrower further represents, acknowledges and agrees that is waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to by represented) in the signing of this Note and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

Section 10. Miscellaneous.

a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or electronic mail, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) upon receipt, when sent by electronic mail (provided confirmation of transmission is electronically generated and keep on file by the sending party), or (c) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to Borrower, to: Plus Therapeutics, Inc., 4200 Marathon Blvd., Suite 200, Austin, Texas 78756, Attn: Andrew Sims, Chief Financial Officer, email: , with a copy by email only to (which shall not constitute notice): Hogan Lovells US LLP, 609 Main Street, suite 4200, Houston, TX 77002, Attn: William Intner, Esq., email: william.intner@hoganlovells.com, and Andrew Strong, Esq., email: andrew.strong@hoganlovells.com, and (ii) if to the Holder, to: the address indicated on the front page of this Note, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 1800 Rockaway Avenue, Suite 206, Hewlett, NY 11557, Attn: Edward M. Grushko, Esq., email: ed@grushkomittman.com.

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b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of Borrower. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to Borrower.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by the Loan Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in New York County, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Loan Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceedings in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

e) Waiver. Any waiver by Borrower or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of Borrower or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by Borrower or the Holder must be in writing.

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f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

g) Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive Borrower from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and Borrower (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Equitable Adjustment. Trading volume amounts, price/volume amounts, the amount of Warrants, the amount of shares of Common Stock identified in this Agreement, Conversion Price, Exercise Price, Underlying Shares and similar figures in the Loan Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in the Purchase Agreement, Note and Warrants.

i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

k) Amendments; Waivers. This Note may be waived, modified, supplemented or amended (x) subject to 4.9 of the Purchase Agreement in a written instrument signed by the Borrower and the Holder or (y) or by the consent of a Holder Majority pursuant to Section 5.5 of the Purchase Agreement.

l) Electronic Signature. In the event that the Borrower’s signature is delivered by PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

*********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 13th day of February, 2025.

Plus Therapeutics, Inc., a Delaware corporation

By:	/s/ Andrew Sims
Name: Andrew Sims
Title: Chief Financial Officer

WITNESS:

/s/ Marc H. Hedrick, M.D.

Marc H. Hedrick, M.D.

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Note due February 12, 2026, of Plus Therapeutics, Inc., a Delaware corporation (the “Borrower”), into shares of common stock (the “Common Stock”), of Borrower according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by Borrower in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to Borrower that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion: ____________________________

Principal Amount of Note to be Converted: $__________________

Accrued Interest to be Converted, if any: $______________

Conversion Price: $_________________

Number of shares of Common Stock to be issued: ______________

Signature: _________________________________________

Name: ____________________________________________

Address for Delivery of Common Stock Certificates: __________

_____________________________________________________

_____________________________________________________

Or

DWAC Instructions: _________________________________

Broker No:_____________

Account No: _______________

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Exhibit 10.4

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of February 13, 2025 (this “Agreement”), is among Plus Therapeutics, Inc., a Delaware corporation (the “Company”), CNSide Diagnostics LLC, a Delaware limited liability company (“CNSide”), and each other Subsidiary of the Company which shall become a party to this Agreement by execution and delivery of the form annexed hereto as Annex A and the Subsidiary Guaranty annexed thereto (CNSide and each such Subsidiary, a “Guarantor” and together with the Company, the “Debtors”), Iroquois Master Fund Ltd., as collateral agent (the “Collateral Agent”) for and the holders of the Company’s Secured Convertible Notes issued at or about February 13, 2025, in the original aggregate principal amount of $6,364,260 and such other of the Company’s secured Convertible Notes which may be issued in the future (collectively, the “Notes”) (collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase and Exchange Agreement (as defined in the Notes), the Secured Parties have severally agreed to either purchase the Funding Notes or accept the Exchange Notes in exchange for the Exchange Warrants and delivery of the Financing Waiver;

WHEREAS, pursuant to a certain Subsidiary Guaranty (“Guaranty”) to be dated as of the date hereof or the date of the Additional Debtor Joinder, as applicable, forms of which are annexed hereto as Annex A, each Guarantor agrees to guarantee and act as surety for payment of such Notes, and other obligations of the Company;

WHEREAS, in order to induce the Secured Parties to either purchase the Funding Notes or accept the Exchange Notes in exchange for the Exchange Warrants and delivery of the Financing Waiver, each Debtor has agreed to execute and deliver to the Collateral Agent this Agreement and to grant Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Debtors’ obligations under the Notes and Transaction Documents.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 8 or 9 of the UCC (such as “account,” “chattel paper,” “commercial tort claim,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “letter-of-credit rights,” “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 8 or 9 of the UCC, as applicable. Upper case terms not otherwise defined herein shall have the meanings attributed to them in the Securities Purchase and Exchange Agreement or the Notes, as applicable.

(a) “Collateral” means the collateral in which the Collateral Agent is granted a security interest by this Agreement and which shall include the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the disposition, sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, Intellectual Property, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents (as defined herein), agreements related to the Pledged Securities (as defined herein), licenses, distribution and other agreements, computer software (whether “off-the-shelf,” licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, raw materials, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles respecting ownership and/or other equity interests in Guarantor, including, without limitation, the shares of capital stock and the other equity interests, including member interests in limited liability companies listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests of any other direct or indirect Subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash. Subject to Section 19(o) of this Agreement,

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from and after the entry into a Revenue Interest Financing, if required by the terms of a Revenue Interest Financing, “Collateral” shall exclude any Revenue Strip Proceeds, and the Collateral Agent agrees to enter into, at the Company’s expense, documentation, including UCC financing statement amendments, reasonably requested by a Debtor to evidence such exclusion and reasonably acceptable to the Collateral Agent.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all patents of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, (vii) any items included in the definition of Intellectual Property Rights as defined in the Securities Purchase and Exchange Agreement and not set forth above, and (viii) all causes of action for infringement of the foregoing.

(c) “Majority in Interest” means, at any time of determination, the holders of not less than 80% (based on then-outstanding principal amounts and accrued interest of Notes at the time of such determination) of the Notes.

(d) “Necessary Endorsement” means undated stock powers endorsed in blank and other proper instruments of assignment duly executed and such other instruments or documents as the Collateral Agent (as that term is defined below) may reasonably request.

(e) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Parties under this Agreement, the Notes, the Guaranty and obligations under any other Transaction Document, instrument, agreement or other document executed and/or delivered in connection herewith or therewith in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured

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Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Notes and any other Transaction Documents (in the case of any Transaction Document other than the Notes, solely to the extent any such obligations and liabilities are absolute and outstanding and payable in cash prior to the date that the Notes are no longer outstanding), instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f) “Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g) “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(h) “Product Authorization” means any and all approvals, licenses, notifications, registrations, clearances or authorizations or other permits of any governmental authority necessary for the testing, manufacture, development, distribution, use, storage, import, export, promotion, marketing, sale or other commercialization of a Product in any country or jurisdiction, including without limitation registration and listing, new drug applications, any related orphan drug exclusivity designation and approval, any related new chemical entity designation and approval, and similar applications.

(i) “Products” means any current or future product, drug, biologic, or medical device that is researched, developed, manufactured, packaged, labeled, stored, tested, commercialized, imported, exported, distributed, promoted, marketed or sold by or on behalf of the Company and its Subsidiaries, including, without limitation, marketed products and products under development.

(j) “Revenue Interest Financing” means any sale of, or financing or similar transaction based on, revenues or net sales derived from, and/or other proceeds arising out of or relating to, the Specified Product and related Intellectual Property, including distribution income, service payments, royalty payments and license income, which may be secured by Liens on (i) royalty payments and proceeds resulting from sales of the Specified Product, rights deriving therefrom and collateral accounts in respect of such Revenue Interest Financing (collectively, the “Revenue Strip Proceeds”), and/or (ii) subject to an intercreditor agreement, Intellectual Property and other assets related to the Specified Product, including accounts, payment intangibles arising therefrom and proceeds thereof.

(k) “Transaction Documents” means the Securities Purchase and Exchange Agreement, the Notes, this Agreement and the Guaranty.

(l) “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

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2. Grant of Security Interest in Collateral. As an inducement for the Secured Parties to extend the loans as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Parties a first priority security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3. Delivery of Certain Collateral. At any time at the request of the Collateral Agent after an Event of Default occurs, each Debtor shall deliver or cause to be delivered to the Collateral Agent, any and all certificates and other instruments or documents representing any of the Collateral, in each case, together with all Necessary Endorsements.

4. Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Parties and Collateral Agent concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof. As of the date hereof, each Debtor represents and warrants to the Secured Parties as follows and, until the repayment in full of the Obligations, covenants and agrees with, the Secured Parties as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement, when executed and delivered, will constitute the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) As of the date hereof, the Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located as of the date hereof, and there exist no mortgages or other liens on any such real property or on the Collateral except for Permitted Liens (as defined in the Securities Purchase and Exchange Agreement), all of which, as of the date hereof, are identified on Schedule B hereto. Except as disclosed on Schedule A and except for Collateral to be held by the Collateral Agent, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor as of the date hereof.

(c) Except for Permitted Liens and except as set forth on Schedule B attached hereto, the Debtors are the sole owners of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except for Permitted Liens and other items which are all as set forth on Schedule B attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral.

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(d) No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party except as could not have or reasonably be expected to result in a Material Adverse Effect. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority, in each case, except as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral except in the ordinary course of sales unless it delivers to the Secured Parties promptly after such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority lien in the Collateral, except as otherwise permitted hereby.

(f) This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral, subject only to Permitted Liens securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral that may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, the recordation of the Intellectual Property Security Agreement (as defined below) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (m), the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, and the delivery of the certificates and other instruments provided in Section 3, no action is necessary to create or perfect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements, the recordation of said Intellectual Property Security Agreement, the execution and delivery of said deposit account control agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) subject to customary rights of counterparties to any license agreement existing at the date of this Agreement and disclosed in the SEC Reports or entered into after the date of this Agreement and in the normal course of business or otherwise permitted under this Agreement, the enforcement of the rights of the Collateral Agent and the Secured Parties hereunder.

(g) Each Debtor hereby authorizes the Collateral Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it and authorizes Collateral Agent to take any other action in Collateral Agent’s absolute discretion to effectuate, memorialize and protect Secured Parties’ interest and rights under this Agreement.

(h) The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or, to the knowledge of any Debtor, any material judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) to the knowledge of each Debtor, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation

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(with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other material understanding to which such Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i) As of the date hereof, the capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all of the capital stock and other equity interests of the Guarantor, and other Subsidiaries, if any, and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities, if applicable, are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(j) The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k) Except for Permitted Liens, each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected first priority liens and security interests in the Collateral in favor of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities, except of Permitted Liens. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Parties. Upon request of the Collateral Agent, each Debtor will sign and deliver to the Collateral Agent on behalf of the Secured Parties at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Collateral Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Collateral Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder and each Debtor shall use its commercially reasonable efforts to obtain and furnish to the Collateral Agent from time to time, upon demand, such releases and/or subordinations of claims and liens (other than Permitted Liens) that may be required to maintain the priority of the Security Interest hereunder.

(l) Other than with respect to Permitted Liens and other transactions permitted by the Transaction Documents, no Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for (i) non-exclusive licenses granted by a Debtor in its ordinary course of business, (ii) sales of inventory by a Debtor in its ordinary course of business, (iii) disposition of obsolete equipment, (iv) involuntary dispositions, (v) use of cash and Cash Equivalents in the ordinary course of business or otherwise in transactions permitted hereunder) without the prior written consent of the Collateral Agent, (vi) Permitted Licenses and the transfer of any Product Authorization in connection therewith and (vii) any transfer, pledge, hypothecation, encumbrance, license, sale or other disposition pursuant to a permitted Revenue Interest Financing. Cash Equivalent shall mean U.S. government Treasury bills, bank certificates of deposit, bankers’ acceptances, corporate commercial paper and other money market instruments.

(m) Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order (except for any of the foregoing disposed of in the ordinary course of such Debtor’s business, ordinary wear and tear and casualty and condemnation events) and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

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(n) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. In addition, the Collateral Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the Company or the insurer of any such default. If no Event of Default (as defined in the Notes) exists, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default occurs and is continuing shall be paid to the Collateral Agent on behalf of the Secured Parties and, if received by such Debtor, shall be held in trust for the Secured Parties and immediately paid over to the Collateral Agent unless otherwise directed in writing by the Collateral Agent.

(o) Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise Collateral Agent promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties’ security interest.

(p) Each Debtor shall promptly execute and deliver to the Collateral Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time request and may in its sole discretion deem reasonably necessary to perfect, protect or enforce the Secured Parties’ security interest in the Collateral including, without limitation, one or more deposit account control agreements, and if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Parties have been granted a security interest hereunder, all substantially in forms reasonably acceptable to the Collateral Agent, which Intellectual Property Security Agreement, and other such documents and agreements other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q) Debtor shall permit the Collateral Agent and its representatives and agents to inspect the Collateral during normal business hours and upon reasonable prior notice, and to make copies of records pertaining to the Collateral as may be reasonably requested by the Collateral Agent from time to time; provided, that so long as no Event of Default has occurred, such inspections shall not occur more than four times in any calendar year and the Borrower shall not be required to reimburse the Collateral Agent or any of its representatives or agents for fees, costs and expenses in connection with the Collateral Agent’s exercise of such rights set forth in this sentence more than four times in any calendar year.

(r) Each Debtor shall take commercially reasonable steps necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s) Each Debtor shall promptly notify the Secured Parties in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any material part of Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.

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(t) All information heretofore herein or hereafter supplied to the Secured Parties by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished and in light of the circumstances under which such statements were made.

(u) Each Debtor shall at all times preserve and keep in full force and effect its existence and good standing and any rights and franchises material to its business.

(v) No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), or add any new fictitious name unless it provides at least 10 days prior written notice to the Collateral Agent of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w) Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Collateral Agent which shall not be unreasonably withheld.

(x) No Debtor may relocate its chief executive office to a new location without providing 10 days prior written notification thereof to the Secured Parties and provided that at the time of such written notification, such Debtor provides any financing statements necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y) As of the date hereof, each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z) As of the date hereof:

(i) The actual name of each Debtor is the name set forth in Schedule D attached hereto;

(ii) no Debtor has any trade names except as set forth on Schedule E attached hereto;

(iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and

(iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa) At any time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by a secured party to perfect the security interest created hereby, the applicable Debtor shall at the request of the Collateral Agent deliver such Collateral to the Collateral Agent.

(bb) Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Collateral Agent regarding the Pledged Securities consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC, which the Collateral Agent agrees to only exercise during the existence of an Event of Default. Further, each Debtor agrees, solely with respect to the Pledged Securities, that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

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(cc) Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Collateral Agent or, if such delivery is not possible and to the extent the Security Interest in such tangible chattel paper cannot be perfected by filing of Uniform Commercial Code financing statements, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd) If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall at the request of the Collateral Agent cause such an account control agreement, in form and substance in each case reasonably satisfactory to the Collateral Agent, to be entered into and delivered to the Collateral Agent for the benefit of the Secured Parties.

(ee) To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall use commercially reasonable efforts to cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Parties to the extent the Security Interest in such letter-of-credit rights cannot be perfected by filing of Uniform Commercial Code financing statements.

(ff) To the extent that any material Collateral is in the possession of any third party, the applicable Debtor shall join with the Collateral Agent in notifying such third party of the Secured Parties’ security interest in such Collateral and shall use commercially reasonable efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Collateral Agent.

(gg) If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Parties in a writing signed by such Debtor of the particulars thereof and grant to the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

(hh) Each Debtor shall promptly provide written notice to the Collateral Agent of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall, at the Collateral Agent’s request, execute and deliver to the Collateral Agent an assignment of claims for such accounts and cooperate with the Collateral Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii) The Company shall cause each subsidiary of the Company to promptly become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder substantially in the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Disclosure Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency

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certificates, organizational documents, financing statements and other information and documentation as the Collateral Agent may reasonably request. Upon delivery of the foregoing to the Collateral Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder (other than representations and warranties that specifically refer to an earlier date), and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj) Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Notes.

(kk) Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Collateral Agent on the books of such issuer. Further, except with respect to certificated securities delivered to the Collateral Agent, the applicable Debtor shall use commercially reasonable efforts to deliver to Collateral Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Collateral Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of the Collateral Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of the Collateral Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll) Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Collateral Agent on the books of such issuer. Further, except with respect to certificated securities delivered to the Collateral Agent, the applicable Debtor shall use commercially reasonable efforts to deliver to Collateral Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Collateral Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of the Collateral Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of the Collateral Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

(mm) In the event that, upon an occurrence and during the continuance of an Event of Default, Collateral Agent shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Collateral Agent or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries; (ii) use its commercially reasonable efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its commercially reasonable efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Collateral Agent and allow the Transferee or Collateral Agent to continue the business of the Debtors and their direct and indirect subsidiaries.

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(nn) Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall (i) cause to be registered at the United States Copyright Office all of its material copyrights capable of being so registered, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Collateral Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(oo) Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce Collateral Agent’s rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(pp) Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(qq) As of the date hereof, except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Collateral Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Notes) under the Notes;

(b) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by any Debtor to observe or perform any of its obligations hereunder for five (5) Business Days after the earlier of delivery to such Debtor of written notice of such failure by or on behalf of a Secured Party or Debtor otherwise becomes aware of such non-observance or non-performance; or

(d) If any material provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

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7. Duty to Hold In Trust.

(a) During the continuance of an Event of Default, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and at the request of the Collateral Agent, shall forthwith endorse and transfer any such sums or instruments, or both, to the Collateral Agent for distribution to the Secured Parties, pro-rata in proportion to their respective then-currently outstanding principal amount of Notes for application to the satisfaction of the Obligations (and if any Note is not outstanding, pro-rata in proportion to the initial purchases of the remaining Notes).

(b) If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) hold the same in trust on behalf of and for the benefit of the Secured Parties; and (ii) to deliver any and all certificates or instruments evidencing the same to Collateral Agent promptly following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Collateral Agent subject to the terms of this Agreement as Collateral.

8. Rights and Remedies Upon Default.

(a) After the occurrence of any Event of Default, the Collateral Agent shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Collateral Agent shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Collateral Agent, for the benefit of the Secured Parties, shall have the following rights and powers:

(i) The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, so long as the same can be accomplished without breach of the peace and otherwise in compliance with applicable law, and each Debtor shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Collateral Agent, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtors by Collateral Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Collateral Agent shall have the right to receive, for the benefit of the Secured Parties, any interest, cash dividends or other payments on the Collateral and, at the option of Collateral Agent, to exercise in such Collateral Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Collateral Agent shall have the right (but not the obligation) to exercise all rights with respect to

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the Collateral as if it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii) The Collateral Agent shall have the right to seek an Order from a court appointing a Trustee to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as are commercially reasonable. Upon each such sale, lease, assignment or other transfer or disposition of Collateral, the Collateral Agent, for the benefit of the Secured Parties, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv) The Collateral Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Collateral Agent, on behalf of the Secured Parties, and to enforce the Debtors’ rights against such account debtors and obligors.

(v) The Collateral Agent, for the benefit of the Secured Parties, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Collateral Agent, on behalf of the Secured Parties, or its designee.

(vi) The Collateral Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Collateral Agent or any purchaser of any Collateral.

(b) The Collateral Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Collateral Agent sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) If any notice to Debtor of the sale or other disposition of Collateral is required by then applicable law, five (5) business days prior written notice (which Debtor agree is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to Debtor of the time and place of any sale of Collateral. The rights granted in this Section are in addition to any and all rights available to Collateral Agent under the Uniform Commercial Code.

(d) For the purpose of enabling the Collateral Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense during the continuance of an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, in each case, to the extent not in violation of any agreements with respect thereto.

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(e) The Collateral Agent and the Secured Parties agree that in connection with any foreclosure or other exercise of rights under this Agreement, the Notes or any Transaction Document with respect to Intellectual Property, the rights of a licensee that is not a Debtor under a Permitted License will not be terminated, limited or otherwise adversely affected so long as no circumstances exist under such Permitted License that would permit the licensor to terminate such Permitted License (commonly known as a non-disturbance).

9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, if any, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent in enforcing the Secured Parties’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of Notes at the time of any such determination), and then to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 13% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Parties to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. Securities Law Provision. Each Debtor recognizes that Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may reasonably be obliged to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Collateral Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Collateral Agent in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Collateral Agent) applicable to the sale of the Pledged Securities by Collateral Agent.

11. Costs and Expenses. Each Debtor agrees to pay all reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Collateral Agent. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Collateral Agent is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Debtors will also, upon demand, pay to the Collateral Agent the amount of any and all reasonable

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expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent, for the benefit of the Secured Parties, may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Parties under the Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

12. Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) neither the Collateral Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or any Secured Party may be entitled at any time or times.

13. Security Interests Absolute. All rights of the Secured Parties and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any Obligations secured hereby.

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14. Term of Agreement; Collateral Release. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full and all other Obligations have been paid or discharged, including, as a result of any conversion of a Note pursuant to Section 4 or 6 thereof; provided, however, that all indemnities of the Debtors contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement. Upon any sale or other disposition by any Debtor of any Collateral in a transaction permitted hereunder in accordance with the terms hereof, such Collateral shall be automatically released from the Security Interest. In connection with any termination or release pursuant to this Section 14, the Collateral Agent shall execute and deliver to any Debtor, at such Debtor’s expense, all documents that such Debtor shall reasonably request to evidence such termination or release and deliver to such Debtor, at the expense of such Debtor, any portion of such Collateral so released that is in possession of the Collateral Agent.

15. Power of Attorney; Further Assurances.

(a) Each Debtor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Collateral Agent or such Debtor, after the occurrence and during the continuance of an Event of Default, (i) to endorse any note, checks, drafts, money orders or other instruments of payment (including, without limitation, payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Collateral Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b) On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Collateral Agent, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

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(c) Each Debtor hereby irrevocably appoints the Collateral Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Collateral Agent’s discretion, to take any action permitted under this Agreement and to execute any instrument which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Collateral Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) by electronic mail, (ii) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours), (ii) on the first Business Day following the date deposited with an overnight courier service with charges prepaid, (iii) on the fifth Business Day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To Debtors, to:	Plus Therapeutics, Inc.
4200 Marathon Blvd., Suite 200
Austin, Texas 78756
Attn: Andrew Sims, Chief Financial Officer
Email:

With a copy to
(which shall not constitute notice):	Hogan Lovells US LLP
609 Main Street, Suite 4200
Houston, TX 77002
Attn: William Intner, Esq.
Email: william.intner@hoganlovells.com
And
Andrew Strong, Esq.
Email: andrew.strong@hoganlovells.com

To the Collateral Agent:	Iroquois Master Fund Ltd.

17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Collateral Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties’ rights and remedies hereunder.

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18. Appointment of Collateral Agent. The Secured Parties hereby appoint Iroquois Master Fund Ltd. to act as their agent (“Collateral Agent”) for purposes of exercising any and all rights and remedies of the Secured Parties hereunder. Such appointment shall continue until revoked in writing by a Majority in Interest, at which time a Majority in Interest shall appoint a new Collateral Agent. The Collateral Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

19. Miscellaneous.

(a) No course of dealing between the Debtors and the Collateral Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Collateral Agent with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and Collateral Agent or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Debtors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of a Majority in Interest (other than by merger). Any Secured Party may assign any or all of its rights under this Agreement to any Person to whom such Secured Party assigns or transfers any Obligations in accordance with Section 5.7 of the Securities Purchase and Exchange Agreement, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Parties.”

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

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(h) Except as otherwise stated herein, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the Borough of Manhattan, New York. Each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper, Each party hereto irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature were the original thereof.

(j) All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k) Each Debtor shall indemnify, reimburse and hold harmless the Collateral Agent and the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the fraud, bad faith, gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Notes, the Securities Purchase and Exchange Agreement (as such term is defined in the Notes) or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l) Nothing in this Agreement shall be construed to subject Collateral Agent or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Collateral Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

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(m) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby grant such consent and approval and waive any such noncompliance with the terms of said documents.

(n) A default or Event of Default hereunder shall not be deemed cured for purposes of this Agreement unless such default or Event of Default was subject to cure and if so, timely cured.

(o) A Revenue Interest Financing may be entered into by the Debtors only if related transaction documents and an intercreditor agreement with respect to such Revenue Interest Financing in form and substance satisfactory to the Collateral Agent are entered into.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

PLUS THERAPEUTICS, INC. a Delaware corporation

By:	Marc H. Hedrick, M.D.
Name: Marc H. Hedrick, M.D.
Title: President and Chief Executive Officer

Iroquois Master Fund Ltd. a Cayman Islands exempted limited company

By:	/s/ Kimberly Page
Name: Kimberly Page
Title: Managing Member its Investment Manager, Iroquois Capital Management, LLC

22

OMNIBUS SECURED PARTY SIGNATURE PAGE TO

PLUS THERAPEUTICS, INC., A DELAWARE CORPORATION

SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

Name of Secured Party: IROQUOIS MASTER FUND LTD.

Signature of Authorized Signatory of Secured Party: /s/ Kim Page

Name of Authorized Signatory: Kim Page

Title of Authorized Signatory: Managing Member of Investment Advisor

Email Address of Authorized Signatory: ___________________________

Facsimile Number of Authorized Signatory:

State of Incorporation of Secured Party: _____________________________________

Address for Notice to Secured Party:

Taxpayer ID# (if applicable): ______________________

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OMNIBUS SECURED PARTY SIGNATURE PAGE TO

PLUS THERAPEUTICS, INC., A DELAWARE CORPORATION

SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

Name of Secured Party: IROQUOIS CAPITAL INVESTMENT GROUP LLC

Signature of Authorized Signatory of Secured Party: /s/ Richard Abbe

Name of Authorized Signatory: Richard Abbe

Title of Authorized Signatory: Managing Partner

Email Address of Authorized Signatory: ___________________________

Facsimile Number of Authorized Signatory:

State of Incorporation of Secured Party: _____________________________________

Address for Notice to Secured Party:

Taxpayer ID# (if applicable): ______________________

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OMNIBUS SECURED PARTY SIGNATURE PAGE TO

PLUS THERAPEUTICS, INC., A DELAWARE CORPORATION

SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

Name of Secured Party: AIGH Investment Partners LP

Signature of Authorized Signatory of Secured Party: /s/ Orin Hirschman

Name of Authorized Signatory: Orin Hirschman

Title of Authorized Signatory: Manager, AIGH Capital Management LLC

Email Address of Authorized Signatory: ___________________________

Facsimile Number of Authorized Signatory:

State of Incorporation of Secured Party: _____________________________________

Address for Notice to Secured Party:

Taxpayer ID# (if applicable): ______________________

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OMNIBUS SECURED PARTY SIGNATURE PAGE TO

PLUS THERAPEUTICS, INC., A DELAWARE CORPORATION

SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

Name of Secured Party: WVP Emerging Manager Onshore Fund LLC – AIGH Series

Signature of Authorized Signatory of Secured Party: /s/ Orin Hirschman

Name of Authorized Signatory: Orin Hirschman

Title of Authorized Signatory: Managing Member, AIGH Capital Management LLC

Email Address of Authorized Signatory: ___________________________

Facsimile Number of Authorized Signatory:

State of Incorporation of Secured Party: _____________________________________

Address for Notice to Secured Party:

Taxpayer ID# (if applicable): ______________________

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OMNIBUS SECURED PARTY SIGNATURE PAGE TO

PLUS THERAPEUTICS, INC., A DELAWARE CORPORATION

SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

Name of Secured Party: AIGH Investment Partners LLC

Signature of Authorized Signatory of Secured Party: /s/ Orin Hirschman

Name of Authorized Signatory: Orin Hirschman

Title of Authorized Signatory: Manager

Email Address of Authorized Signatory: ___________________________

Facsimile Number of Authorized Signatory:

State of Incorporation of Secured Party: _____________________________________

Address for Notice to Secured Party:

Taxpayer ID# (if applicable): ______________________

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OMNIBUS SECURED PARTY SIGNATURE PAGE TO

PLUS THERAPEUTICS, INC., A DELAWARE CORPORATION

SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

Name of Secured Party: The Hewlett Fund LP

Signature of Authorized Signatory of Secured Party: /s/ Martin Chopp

Name of Authorized Signatory: Martin Chopp

Title of Authorized Signatory: General Partner

Email Address of Authorized Signatory: ___________________________

Facsimile Number of Authorized Signatory:

State of Incorporation of Secured Party: _____________________________________

Address for Notice to Secured Party:

Taxpayer ID# (if applicable): ______________________

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OMNIBUS SECURED PARTY SIGNATURE PAGE TO

PLUS THERAPEUTICS, INC., A DELAWARE CORPORATION

SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

Name of Secured Party: Globis Capital Partners, LP

Signature of Authorized Signatory of Secured Party: /s/ Paul Packer

Name of Authorized Signatory: Paul Packer

Title of Authorized Signatory: Managing Member

Email Address of Authorized Signatory: ___________________________

Facsimile Number of Authorized Signatory:

State of Incorporation of Secured Party: _____________________________________

Address for Notice to Secured Party:

Taxpayer ID# (if applicable): ______________________

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OMNIBUS SECURED PARTY SIGNATURE PAGE TO

PLUS THERAPEUTICS, INC., A DELAWARE CORPORATION

SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

Name of Secured Party: Aramas Capital Management LLC

Signature of Authorized Signatory of Secured Party: /s/ Justin Pollock

Name of Authorized Signatory: Justin Pollock

Title of Authorized Signatory: COO

Email Address of Authorized Signatory: ___________________________

Facsimile Number of Authorized Signatory:

State of Incorporation of Secured Party: _____________________________________

Address for Notice to Secured Party:

Taxpayer ID# (if applicable): ______________________

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PLUS THERAPEUTICS, INC., A DELAWARE CORPORATION

SECURITY AGREEMENT

The undersigned, in its capacity as a Secured Party, hereby executes and delivers the Security Agreement to which this signature page is attached and agrees to be bound by the Security Agreement on the date set forth on the first page of the Security Agreement. This counterpart signature page, together with all counterparts of the Security Agreement and signature pages of the other parties named therein, shall constitute one and the same instrument in accordance with the terms of the Security Agreement.

Name of Secured Party: Pinz Capital Special Opportunities Fund LP

Signature of Authorized Signatory of Secured Party: /s/ Matthew Pinz

Name of Authorized Signatory: Matthew Pinz

Title of Authorized Signatory: CIO

Email Address of Authorized Signatory: ___________________________

Facsimile Number of Authorized Signatory:

State of Incorporation of Secured Party: _____________________________________

Address for Notice to Secured Party:

Taxpayer ID# (if applicable): ______________________

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ANNEX A to SECURITY AGREEMENT

FORM OF ADDITIONAL DEBTOR JOINDER

Security Agreement dated as of February 13, 2025 made by

Plus Therapeutics, Inc., a Delaware corporation

and its Subsidiaries party thereto from time to time, as Debtors to and in favor of

the Secured Parties identified therein (the “Security Agreement”)

Reference is made to the Security Agreement as defined above; capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in, or by reference in, the Security Agreement.

The undersigned hereby agrees that upon delivery of this Additional Debtor Joiner to the Secured Parties referred to above, the undersigned shall (a) be an Additional Debtor under the Security Agreement, (b) have all the rights and obligations of the Debtors under the Security Agreement as fully and to the same extent as if the undersigned was an original signatory thereto and (c) be deemed to have made the representations and warranties set forth therein as of the date of execution and delivery of this Additional Debtor Joinder (except to the extent such representation or warranty specifically refers to an earlier date). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE UNDERSIGNED SPECIFICALLY GRANTS TO THE SECURED PARTIES A SECURITY INTEREST IN THE COLLATERAL AS MORE FULLY SET FORTH IN THE SECURITY AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE WAIVER OF JURY TRIAL PROVISIONS SET FORTH THEREIN.

Attached hereto are supplemental and/or replacement Schedules to the Security Agreement, as applicable.

Attached hereto is an original Subsidiary Guaranty executed by the undersigned and delivered herewith.

An executed copy of this Additional Debtor Joinder shall be delivered to the Secured Parties, and the Secured Parties may rely on the matters set forth herein on or after the date hereof. This Additional Debtor Joinder shall not be modified, amended or terminated without the prior written consent of the Secured Parties.

IN WITNESS WHEREOF, the undersigned has caused this Joiner to be executed in the name and on behalf of the undersigned.

CNSide Diagnostics, LLC

By:	Marc H. Hedrick, M.D.
Name: Marc H. Hedrick, M.D.
Title: Manager

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Exhibit 10.5

SUBSIDIARY GUARANTY

1. Identification.

This Guaranty (the “Guaranty”), dated as of February 13, 2025 is entered into by and among CNSide Diagnostics, LLC, a Delaware limited liability company (“Guarantor”), and the lenders identified on Schedule A hereto (each a “Lender” and collectively, “Lenders”).

2. Recitals.

2.1 Guarantor is a direct or indirect subsidiary of Plus Therapeutics, Inc., a Delaware corporation (“Parent”). The Lenders have made and/or are making loans to Parent (the “Loans”). Guarantor will obtain substantial benefit from the proceeds of the Loans.

2.2 The Loans are and will be evidenced by certain Secured Convertible Promissory Notes in the aggregate principal amount of $6,364,260 (collectively, “Note” or the “Notes”) issued by Parent as “Borrower” (herein “Company”) for the benefit of Lender as the “Holder” thereof on, about or after the date of this Guaranty pursuant to the Securities Purchase and Exchange Agreement dated the date hereof (“Securities Purchase and Exchange Agreements”).

2.3 In consideration of the Loans made and to be made by Lender to Parent and for other good and valuable consideration, and as security for the performance by Parent of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Debtor to Lender arising under the Notes (collectively, the “Obligations”), Guarantor, for good and valuable consideration, receipt of which is acknowledged, has agreed to enter into this Guaranty.

2.4 Lenders have appointed Iroquois Master Fund Ltd. as Collateral Agent pursuant to that certain Security Agreement dated at or about the date of this Agreement (“Security Agreement”), among the Parent, Guarantor, Lender and Collateral Agent.

2.5 Upper case terms employed but not defined herein shall have the meanings ascribed to them in the Transaction Documents (as defined in the Security Agreement).

3. Guaranty.

3.1 Guaranty. Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally with any other guarantor of the Obligations, the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of Parent, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise arising under the Notes, Security Agreement, or any other Transaction Document (such obligations, to the extent not paid by Parent being the “Guaranteed Obligations” and included in the definition of Obligations), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by Collateral Agent and the Lenders in enforcing any rights under the Guaranty set forth herein. Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Parent to Collateral Agent and the Lenders, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving Parent.

3.2 Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Collateral Agent or the Lenders with respect thereto. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such obligations, irrespective of whether any action is brought against Parent or any other guarantor or whether Parent or any other guarantor is joined in any such action or actions. The liability of Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity of the Notes or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Parent or otherwise;

(c) any taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Parent; or

(e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Collateral Agent or the Lenders that might otherwise constitute a defense available to, or a discharge of, Parent or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Collateral Agent, the Lenders or any other entity upon the insolvency, bankruptcy or reorganization of the Parent or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

3.3 Waiver. Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Collateral Agent or the Lenders exhaust any right or take any action against any Company or any other person or entity or any Collateral. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 3.3 is knowingly made in contemplation of such benefits. Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

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3.4 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash or other payment in full of the Guaranteed Obligations, (b) be binding upon Guarantor, its successors and assigns, and (c) inure to the benefit of and be enforceable by the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty (including, without limitation, all or any portion of its Notes owing to it) to any other Person in accordance with Section 5.7 of the Securities Purchase and Exchange Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Collateral Agent or Lender herein or otherwise.

3.5 Subrogation. Guarantor will not exercise any rights that it may now or hereafter acquire against the Collateral Agent or any Lender or other guarantor (if any) that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Collateral Agent or any Lender or other guarantor (if any), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full.

3.6 Maximum Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’s liability with respect to the Obligations shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by Lenders from Guarantor without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

4. Miscellaneous.

4.1 Expenses. Guarantor shall pay to the Lenders, on demand, the amount of any and all reasonable expenses, including, without limitation, reasonable attorneys’ fees, reasonable legal expenses and reasonable brokers’ fees, which the Lenders may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Lenders hereunder or with respect to any or all of the Obligations.

4.2 Waivers, Amendment and Remedies. No course of dealing by the Lenders and no failure by the Lenders to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lenders. No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Guarantor and the Majority in Interest (as such term is defined in the Security Agreement) or Lenders against whom such amendment, modification or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Lenders, not only hereunder, but also under any other Transaction Documents and under applicable law are cumulative, and may be exercised by the Lenders from time to time in such order as the Lenders may elect.

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4.3 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below if delivered on a Business Day during normal business hours, or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours), (ii) on the first Business Day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth Business Day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To Guarantor, to:	c/o Plus Therapeutics, Inc.
4200 Marathon Blvd., Suite 200
Austin, Texas 78756
Attn: Andrew Sims, Chief Financial Officer
Email:

With a copy by fax only to
(which shall not constitute notice):	Hogan Lovells US LLP
609 Main Street, Suite 4200
Houston, TX 77002
Attn: William Intner, Esq.
Email: william.intner@hoganlovells.com
And
Andrew Strong, Esq.
Email: andrew.strong@hoganlovells.com

To the Collateral Agent:	Iroquois Master Fund Ltd.

Any party may change its address by written notice in accordance with this paragraph.

4.4 Term; Binding Effect. This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Guaranteed Obligations; (b) be binding upon Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Lenders and their respective successors and assigns. All the rights and benefits granted by Guarantor to the Collateral Agent and Lenders hereunder and other agreements and documents delivered in connection therewith are deemed granted to both the Collateral Agent and Lenders. Upon the payment in full of the Guaranteed Obligations, (i) this Guaranty shall terminate and (ii) the Lenders will, upon Guarantor’s request and at Guarantor’s expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

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4.5 Captions. The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

4.6 Governing Law; Venue; Severability. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law. Any legal action or proceeding against Guarantor with respect to this Guaranty may be brought in the courts of the State of New York sitting in the Borough of Manhattan, New York, and, by execution and delivery of this Guaranty, Guarantor hereby accepts for itself and in respect of its property, generally the jurisdiction of the aforesaid courts. Guarantor hereby waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the aforesaid courts and hereby further waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect. This Guaranty shall be deemed an unconditional obligation of Guarantor for the payment of money and, without limitation to any other remedies of Lenders, may be enforced against Guarantor by summary proceedings pursuant to any applicable rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Lenders and Guarantor are parties or which Guarantor delivered to Lenders, which may be convenient or necessary to determine Lenders’ rights hereunder or Guarantor’s obligations to Lenders are deemed a part of this Guaranty, whether or not such other document or agreement was delivered together herewith or was executed apart from this Guaranty. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Guarantor irrevocably appoints Parent its true and lawful agent for service of process upon whom all processes of law and notices may be served and given in the manner described above; and such service and notice shall be deemed valid personal service and notice upon Guarantor with the same force and validity as if served upon Guarantor.

4.7 Satisfaction of Obligations. For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when the Obligations have been paid pursuant to the terms of the Notes and the Securities Purchase and Exchange Agreements.

4.8 Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by electronic transmission.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Guaranty, as of the date first written above.

“GUARANTOR”

CNSIDE DIAGNOSTICS, LLC

By:	Marc H. Hedrick, M.D.
Name: Marc H. Hedrick, M.D.
Title: Manager

This Guaranty Agreement may be signed by electronic signature and delivered by confirmed electronic transmission.

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ANNEX B to SECURITY AGREEMENT

THE COLLATERAL AGENT

1. Appointment. The Secured Parties (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Security Agreement to which this Annex B is attached (the “Agreement”), by their acceptance of the benefits of the Agreement, hereby designate Iroquois Master Fund Ltd. (“Collateral Agent”) as the Collateral Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document (as such term is defined in the Notes) and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

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4. Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of Secured Parties holding a majority in principal amount of Notes (based on then-outstanding principal amounts of Notes at the time of any such determination); if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype, email or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

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7. Resignation by the Collateral Agent.

(a) The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 5 days’ prior written notice (as provided in the Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Secured Parties, acting by a Majority in Interest, shall appoint a successor Collateral Agent hereunder.

(c) If a successor Collateral Agent shall not have been so appointed within said 5-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 5-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Agreement including this Annex B shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

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Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 13, 2025, by and among Plus Therapeutics, Inc., a Delaware corporation (the “Company”), and the parties signatory hereto (each such purchaser, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase and Exchange Agreement, dated as of February 13, 2025 (the “Purchase Agreement”), pursuant to which the Purchasers are purchasing from the Company the Exchange Notes and the Funding Notes (collectively, the “Notes”), common stock purchase warrants (the “Funding Warrants”) to purchase shares of its Common Stock, par value $0.001 per share (the “Common Stock”), and, pursuant to the Notes, Pre-Funded Warrants, subject to adjustment as provided in such Warrants; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement and Notes, the parties desire to enter into this Agreement in order to create certain registration rights for the Purchasers as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

The Company and each Purchaser hereby agrees as follows:

1. Definitions.

Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 6(c).

“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the first Recital hereto.

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“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes.

“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, June 30, 2025, and with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the sixtieth (60th) calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the Commission, including comments from the Commission regarding the availability of Rule 415, the ninetieth (90th) calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Event” shall have the meaning set forth in Section 2(d).

“Event Date” shall have the meaning set forth in Section 2(d).

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, shall be the earlier of (x) the fifteenth calendar day after the Company has filed its Form 10-K for the calendar year ended December 31, 2024 and (y) April 15, 2025, and, with respect to any additional Registration Statements which may be required pursuant to Section 2(c) or Section 3(c), the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.

“Losses” shall have the meaning set forth in Section 5(a).

“Person” has the meaning set forth in Purchase Agreement.

“Plan of Distribution” shall have the meaning set forth in Section 2(a).

“Pre-Funded Warrants” shall have the meaning ascribed to such term in the Notes.

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“Pre-Funded Warrant Shares” means the Common Stock issuable upon exercise of the Pre-Funded Warrants.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means, as of any date of determination, (i) Conversion Shares, (ii) Warrant Shares, (iii) Pre-Funded Warrant Shares, and (iv) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to file or maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter from the Company’s counsel to such effect, addressed, delivered and acceptable to the Transfer Agent and acceptable to the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company and the Transfer Agent has issued certificates or delivered book-entry statements, as applicable, for such Registrable Securities to the Holder thereof, or as such Holder may direct, without any restrictive legend. Notwithstanding the foregoing, Registrable Securities will not include Conversion Shares issuable upon conversion of the Exchange Note for so long as 3(a)(9) tacking and Rule 144 are available with respect to such Conversion Shares, provided that a legal opinion to such effect has been delivered to the Transfer Agent by a counsel reasonably acceptable to the Company with a copy to the Purchasers on or promptly after the Closing Date but in no event later than five (5) Trading Days prior to the Filing Date, provided, however, that if such a legal opinion has not been delivered, then the Effectiveness Date for the initial Registration Statement registering for resale the Conversion Shares issuable upon conversion of the Exchange Note shall be the earlier of (x) the fifteenth calendar day after the Company has filed its Form 10-K for the calendar year ended December 31, 2024 and (y) April 15, 2025, which Registration Statement, for the avoidance of doubt and notwithstanding the other provisions of this Agreement, need not include any other Registrable Securities. The Company undertakes that it will not take the position that Exchange Notes were not issued pursuant to 3(a)(9).

“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(c) or Section 3(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Required Purchasers” means holders of not less than sixty-six percent (66%) of the Registrable Securities at the relevant time.

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“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 3(a).

“Staff” shall have the meaning set forth in Section 2(b).

“Stockholder Approval” has the meaning set forth in the Purchase Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Warrants” has the meaning set forth in the first Recital hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii) references to “Section” are references to Sections of this Agreement;

(iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; and

(v) the symbol “$” means U.S. dollars.

2. Shelf Registration.

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (except if the Company is not then

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eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith, subject to the provisions of Section 2(e)) and shall contain (unless otherwise directed by the Required Purchasers) substantially the “Plan of Distribution” attached hereto as Annex A and substantially the “Selling Stockholder” section attached hereto as Annex B; provided, however, that no Holder shall be required to be named as an “underwriter” without such Holder’s express prior written consent. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 3(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) no longer constitute Registrable Securities pursuant to clause (c) of the definition thereof (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day. The Company shall immediately notify the Holders via e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within one (1) Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(d). For the avoidance of doubt, the registration rights provided to Purchasers under this Agreement shall not apply or be available with respect to securities of the Company held by Affiliates of the Company or officers or directors of the Company and their Affiliates.

(b) If at any time the staff of the Commission (the “Staff”) takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter”, the Company shall use its reasonable best efforts to persuade the Staff that the offering contemplated by a Registration Statement is a bona fide secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Holders is an “underwriter”. The Holders shall have the right to participate or have their counsel participate in any meetings or discussions with the Staff regarding the Staff’s position and to comment or have their counsel comment on any written submission made to the Staff with respect thereto. No such written submission shall be made to the Staff to which counsel to a Holder reasonably objects. In the event that, despite the Company’s reasonable best efforts and compliance with the terms of this Section 2(b), the Staff refuses to alter its position, the Company shall (i) notify the Holders thereof and use its commercially reasonable efforts to file amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(e); with respect to filing on Form S-3 or other appropriate form, and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the Staff may require to assure the Company’s compliance with the requirements of Rule 415; provided, however, that the Company shall not agree to name any Holder as an “underwriter” in such Registration Statement without the prior written consent of such Holder.

(c) Notwithstanding any other provision of this Agreement, if the Staff or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced as follows:

a.	First, the Company shall reduce or eliminate any securities to be included other than Registrable Securities;

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b.	Second, the Company shall reduce Registrable Securities on a pro-rata basis as designated by each Holder for itself; and

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Third, absent such election, the Company shall reduce Registrable Securities on a pro rata basis based on the total number of unregistered shares of Registrable Securities beneficially held by such Holders.

If the Initial Registration Statement is not filed on or prior to its Filing Date (if the Company files the Initial Registration Statement without affording the Holders the opportunity to review (and, with respect to disclosure on such Holder, to comment) on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date of the Initial Registration Statement, or (iv) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than thirty (30) consecutive calendar days or more than an aggregate of forty five (45) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iii), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iv) the date on which such thirty (30) or forty five (45) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured or, if earlier, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the greater of (i) aggregate purchase price and consideration paid by such Holder pursuant to the Purchase Agreement, Warrant, and Pre-Funded Warrant for the applicable Registrable Securities, or (ii) the value of the Registrable Securities based on a per share value of the VWAP of the Common Stock on each such Event Date, provided, however, that the Company shall not be required to make any payments with respect to Registrable Securities which may be freely tradable pursuant to Rule 144. The maximum aggregate liquidated damages payable to a Purchaser pursuant to this Agreement shall be 12.0% of the aggregate purchase price and consideration paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) calendar days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. Notwithstanding anything to the contrary provided in this Agreement, the Company shall not be liable for liquidated damages

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under this Agreement as to any Registrable Securities that are not permitted to be included in a Registration Statement due to SEC Guidance from the time that it is determined that such Registrable Securities are not permitted to be registered solely due to SEC Guidance until such time as the provisions of this Agreement as to the additional Registration Statements required to be filed hereunder are triggered, in which case the provisions of Section 2(c) shall once again apply, if applicable, and thereafter based on such additional Registration Statement (e.g., the Effectiveness Date of the additional Registration Statement). In such case, the liquidated damages shall be calculated to only apply to the percentage of Registrable Securities that are permitted in accordance with SEC Guidance to be included in such Registration Statement.

(e) If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

(f) Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Holder or Affiliate of a Holder as an “underwriter” without the prior written consent of such Holder.

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents will be subject to review by such Holders, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than three (3) Trading Days after the Holders have been so furnished copies of a Registration Statement or one (1) Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex C (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the third (3rd) Trading Day following the date on which such Holder receives draft materials in accordance with this Section. If Holder does not respond by the third (3rd) Trading Day following the date on which such Holder receives draft materials, such Holder shall be deemed to have approved of such disclosure.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii)

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respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock constituting Registrable Securities then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities, subject to reduction in accordance with Section 2(b) hereof. With respect to shares of Common Stock that become Registrable Securities after the Exchange Date, the Holders thereof shall have all rights under this Agreement with respect to such Registrable Securities and the Company shall be required to file one or more additional Registration Statements with respect thereto.

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries.

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(e) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) If requested by a Holder, cooperate with such Holder to facilitate the timely preparation and delivery of a book-entry statement representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which book-entry statement representing Registrable Securities shall be free, to the extent permitted by the Securities Act, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request.

(i) Upon the occurrence of any event contemplated by Section 3(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages otherwise required pursuant to Section 2(d), for a period not to exceed forty-five (45) calendar days (which need not be consecutive days) in any 12-month period.

(j) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

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(k) The Company shall use its reasonable best efforts to maintain eligibility for use of Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.

(l) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and the natural persons thereof that have voting and dispositive control over the shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three (3) Trading Days of the Company’s request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with, this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or “Blue Sky” laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with “Blue Sky” qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged

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untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Holder and prior to the receipt by such Holder of the Advice contemplated in Section 6(c). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Holders in accordance with Section 6(f).

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Holder’s information provided in the Selling Stockholder Questionnaire or the proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses

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incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and each Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) Prohibition on Filing Other Registration Statements. The Company shall not file any other registration statements, other than registration statements on Form S-8, until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from (i) filing amendments to registration statements filed prior to the date of this Agreement so long as no new securities are registered on any such existing registration statements and (ii) filing registration statements otherwise permitted by the Purchase Agreement, provided, however, that the foregoing limitation shall not apply if the reason that the Company has not registered all Registrable Securities is because the Staff has taken the position that the offering of some or all of the Registrable Securities in the Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires any Holder to be named as an “underwriter”.

(c) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(d).

(d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Required Purchasers, provided that, if any amendment, modification or waiver disproportionately and

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adversely impacts a Holder (or group of Holders) the consent of such disproportionately impacted Holder (or group of Holders) shall be required. If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 6(d). No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

(e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then outstanding Registrable Securities. Each Holder may assign their respective rights hereunder so long as such assignment complies with applicable securities laws.

(g) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(h) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(i) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and, by accepting this Warrant, the Holder each agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against the Company or the Holder or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. The Company and, by accepting this Warrant, the Holder each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction

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contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. The Company and, by accepting this Warrant, the Holder each hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to it at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If the Company or the Holder shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(m) Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or transactions. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement with respect to the obligations of the Company contained was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among Holders.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PLUS THERAPEUTICS, INC.

By:	/s/ Andrew Sims
Name: Andrew Sims
Title: Chief Financial Officer

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

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[SIGNATURE PAGE OF HOLDERS TO REGISTRATION RIGHTS AGREEMENT]

IROQUOIS MASTER FUND LTD.

By:	/s/ Kimberly Page
Name: Kimberly Page
Title: Managing Member of its Investment Manager, Iroquois Capital Management, LLC

IROQUOIS CAPITAL INVESTMENT GROUP LLC

By:	/s/ Richard Abbe
Name: Richard Abbe
Title: Managing Member

AIGH INVESTMENT PARTNERS, LP

By:	/s/ Orin Hirschman
Name: Orin Hirschman
Title: Managing Member, AIGH Capital Management LLC

WVP EMERGING MANAGER ONSHORE FUND, LLC – AIGH SERIES

By:	/s/ Orin Hirschman
Name: Orin Hirschman
Title: Managing Member, AIGH Capital Management LLC

[SIGNATURE PAGES CONTINUE]

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AIGH INVESTMENT PARTNERS, LLC

By:	/s/ Orin Hirschman
Name: Orin Hirschman
Title: Managing Member, AIGH Capital Management LLC

THE HEWLETT FUND LP

By:	/s/ Martin Chopp
Name: Martin Chopp
Title: General Partner

ARAMAS CAPITAL MANAGEMENT LLC

By:	/s/ Justin Pollock
Name: Justin Pollock
Title: COO

PINZ CAPITAL SPECIAL OPPORTUNITIES FUND LP

By:	/s/ Matthew L. Pinz
Name: Matthew L. Pinz
Title: Chief Executive Officer

GLOBIS CAPITAL PARTNERS, LP

By:	/s/ Paul Pecker
Name: Paul Pecker
Title: Managing Partner

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Annex A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, assignees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer (the “Selling Stockholders”), may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when disposing of their securities or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	delivery of shares in settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

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Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers, underwriters and other agents may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and the pledgee or other secured party, transferee or other successor in interest may sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, secured party, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances in which case the donees, pledgees, assignees, transferees or other successors-in-interest may be the selling beneficial owners for purposes of this prospectus and may sell such shares of common stock from time to time under this prospectus after an amendment or supplement has been filed under Rule 424(b)(3) under, or another applicable provision of, the Securities Act, amending, if necessary, the list of Selling Stockholders to include the donees, pledgees, assignees, transferees or other successors-in-interest as a Selling Stockholder under this prospectus.

Upon being notified in writing by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act will be filed, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares of common stock involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, if applicable, and (vi) other facts material to the transaction.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, pledgees, assignees, transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short after the effective date of the registration statement of which this prospectus forms a part and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus forms a part with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction), including in the short sale transactions.

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Any compensation paid to underwriters, broker-dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement and shall comply with the rules and requirements of the Financial Industry Regulatory Authority.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities to which they may become subject, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date that such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 and certain other conditions have been satisfied, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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Annex B

SELLING STOCKHOLDERS

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, as of ________, 2025.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of the number of shares of common stock issued to the selling stockholders. The third column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

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Annex C

PLUS THERAPEUTICS, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Plus Therapeutics, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Selling Stockholders are required to complete and deliver this Questionnaire in order to verify the accuracy of information regarding the Selling Stockholder that is included in the Registration Statement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

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(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ¨ No ¨

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ¨ No ¨

Note:	If “no” to Section 3(b), then in accordance with guidance provided by the Commission’s staff, the Company will identify you as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ¨ No ¨

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ¨ No ¨

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Note:	If “no” to Section 3(d), then in accordance with guidance provided by the Commission’s staff, the Company will identify you as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

“Beneficial ownership” is determined according to rules of the Commission. Securities “beneficially owned” by the Selling Stockholder include not only securities held in his, her or its name, but also securities over which the Selling Stockholder, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or, (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security. This may include, but is not limited to, securities held for the Selling Stockholder by custodians, brokers, relatives, executors, administrators or trustees (including trusts in which the person has only a remainder interest) if by reason of contract, relationship, understanding or arrangement he, she or it obtains benefits substantially equivalent to those of ownership; securities held for the Selling Stockholder’s account by a partnership of which the Selling Stockholder is a partner; and securities owned by any corporation which the Selling Stockholder should regard as a personal holding corporation.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

5. Description of Beneficial Ownership:

The rules of the Commission require that the Registration Statement identify all “beneficial owners” of the Registrable Securities to be sold by the Selling Stockholders pursuant to the Registration Statement, including the beneficial owners of other shares of common stock held by such Selling Stockholders. The beneficial owner is the person that, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security, and/or (ii) investment power which includes the power to dispose of, or to direct the disposition of, such security. Please set out below or as an attachment a description of the beneficial ownership of your Registrable Securities and any other shares of common stock and convertible securities, in the form that you wish it to appear in the base prospectus (including the names of and relationships with any indirect beneficial owners).

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6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

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EXHIBIT 10.7

SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT, dated as of February 13, 2025 (this “Second Amendment”), is an amendment to that certain Securities Purchase Agreement (the “Agreement”) dated as of May 5, 2024, as previously amended on May 8, 2024, between Plus Therapeutics, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages thereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”). Capitalized terms used herein but not otherwise defined will have the meanings ascribed to them in the Agreement.

WHEREAS, Section 5.5 of the Agreement provides that it can be amended, and the signatories to this Second Amendment constitute the required signatories pursuant to that Section;

WHEREAS, the Agreement includes limitations on and provisions relating to the ability of the Company to issue securities;

WHEREAS, the Company and the signatories to this Second Amendment believe that it is in the best interest of the Company for the Company to raise additional capital; and

WHEREAS, the Company and the signatories to this Second Amendment now desire to enter into this Second Amendment to amend the restrictions set forth in Section 4.14 and Section 4.15 of the Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the signatories hereto agree as follows:

1.	Section 4.14 is hereby amended and restated and replaced with the word “Reserved”, except for definitions included therein that are employed elsewhere in the Agreement.

2.	Section 4.15 is hereby amended and restated and replaced with the word “Reserved”, except for definitions included therein that are employed elsewhere in the Agreement.

3.	Other than as set forth herein, the Agreement remains in full force and effect.

4.	The provisions of Sections 5.4, 5.5, 5.7, 5.8, 5.9, 5.11, 5.12, 5.18, 5.20 and 5.21 of the Agreement shall apply to this Amendment, mutatis mutandis, as if set forth herein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PLUS THERAPEUTICS, INC.

By:	/s/ Andrew Sims
Name: Andrew Sims
Title: Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOR PURCHASERS FOLLOW.]

2

[PURCHASER SIGNATURE PAGES TO SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Second amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: AIGH Investment Partners, LP

Signature of Authorized Signatory of Purchaser:	/s/ Orin Hirschman
Name of Authorized Signatory: Orin Hirschman

Title of Authorized Signatory: Managing Member, AIGH Capital Management LLC

3

[PURCHASER SIGNATURE PAGES TO SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Second amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: WVP Emerging Manager Onshore Fund, LLC – AIGH Series

Signature of Authorized Signatory of Purchaser:	/s/ Orin Hirschman
Name of Authorized Signatory: Orin Hirschman

Title of Authorized Signatory: Managing Member, AIGH Capital Management LLC

4

[PURCHASER SIGNATURE PAGES TO SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Second amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: AIGH Investment Partners, LLC

Signature of Authorized Signatory of Purchaser:	/s/ Orin Hirschman

Name of Authorized Signatory: Orin Hirschman

Title of Authorized Signatory: Managing Member, AIGH Capital Management LLC

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[PURCHASER SIGNATURE PAGES TO SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Second amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Iroquois Master Fund Ltd.

Signature of Authorized Signatory of Purchaser:	/s/ Kimberly Page

Name of Authorized Signatory: Kimberly Page

Title of Authorized Signatory: Managing Member of its Investment Manager, Iroquois Capital Management, LLC

6

[PURCHASER SIGNATURE PAGES TO SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Iroquois Capital Investment Group LLC

Signature of Authorized Signatory of Purchaser:	/s/ Richard Abbe

Name of Authorized Signatory: Richard Abbe

Title of Authorized Signatory: Managing Member

7

[PURCHASER SIGNATURE PAGES TO SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Aramas Capital Management LLC

Signature of Authorized Signatory of Purchaser:	/s/ Sam Ginzburg

Name of Authorized Signatory: Sam Ginzburg

Title of Authorized Signatory: Chief Executive Officer

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[PURCHASER SIGNATURE PAGES TO SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Pinz Capital Special Opportunities Fund lp

Signature of Authorized Signatory of Purchaser:	/s/ Matthew L. Pinz

Name of Authorized Signatory: Matthew L. Pinz

Title of Authorized Signatory: CIO

9

[PURCHASER SIGNATURE PAGES TO SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Globis Capital Partners, LP

Signature of Authorized Signatory of Purchaser:	/s/ Paul Packer

Name of Authorized Signatory: Paul Packer

Title of Authorized Signatory: Managing Member

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[PURCHASER SIGNATURE PAGES TO SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: The Hewlett Fund LP

Signature of Authorized Signatory of Purchaser:	/s/ Martin Chopp

Name of Authorized Signatory: Martin Chopp

Title of Authorized Signatory: General Partner

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